                                                                    EXHIBIT 4.6






                                 LEASE AGREEMENT

                            Dated as of June 19, 1997

                                     between

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                not individually,
                           but solely as Owner Trustee
                  under the Wackenhut Corrections Trust 1997-1
                                    as Lessor

                                       and

                  WACKENHUT CORRECTIONS CORPORATION, as Lessee











--------------------------------------------------------------------------------
This Lease Agreement is subject to a security interest in favor of NationsBank, National Association, as Administrative Agent (the "Agent") under a Security Agreement dated as of June 19, 1997, among First Security Bank, National Association, not individually except as expressly stated therein, but solely as Owner Trustee under the Wackenhut Corrections Trust 1997-1, the Lenders and the Agent, as amended, modified, supplemented, restated or replaced from time to time. This Lease Agreement has been executed in several counterparts. To the extent, if any, that this Lease Agreement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Agreement may be created through the transfer or possession of any counterpart other than the original counterpart containing the receipt therefor executed by the Agent on the signature page hereof.

                                TABLE OF CONTENTS


ARTICLE I.........................................................................................................1
         1.1          Definitions.................................................................................1

ARTICLE II........................................................................................................2
         2.1          Property....................................................................................2
         2.2          Lease Term..................................................................................2
         2.3          Title.......................................................................................2
         2.4          Lease Supplements...........................................................................2
         2.5          Controlled Affiliates as Lessee.............................................................2

ARTICLE III.......................................................................................................3
         3.1          Rent........................................................................................3
         3.2          Payment of Basic Rent.......................................................................3
         3.3          Supplemental Rent...........................................................................3
         3.4          Performance on a Non-Business Day...........................................................4
         3.5          Rent Payment Provisions.....................................................................4

ARTICLE IV........................................................................................................4
         4.1          Utility Charges; Taxes......................................................................4

ARTICLE V.........................................................................................................5
         5.1          Quiet Enjoyment.............................................................................5

ARTICLE VI........................................................................................................5
         6.1          Net Lease...................................................................................5
         6.2          No Termination or Abatement.................................................................6

ARTICLE VII.......................................................................................................6
         7.1          Ownership of the Properties.................................................................6

ARTICLE VIII......................................................................................................7
         8.1          Condition of the Properties.................................................................7
         8.2          Possession and Use of the Properties........................................................8

ARTICLE IX........................................................................................................9
         9.1          Compliance with Legal Requirements and Insurance
                      Requirements................................................................................9

ARTICLE X.........................................................................................................9
         10.1         Maintenance and Repair; Return..............................................................9
         10.2         Environmental Inspection...................................................................11

ARTICLE XI.......................................................................................................11
         11.1         Modifications..............................................................................11

ARTICLE XII......................................................................................................12
         12.1         Warranty of Title..........................................................................12



ARTICLE XIII.....................................................................................................13
         13.1         Permitted Contests Other Than in Respect of
                      Indemnities................................................................................13

ARTICLE XIV......................................................................................................13
         14.1         Public Liability and Workers' Compensation
                      Insurance..................................................................................13
         14.2         Hazard and Other Insurance.................................................................14
         14.3         Coverage...................................................................................15

ARTICLE XV.......................................................................................................16
         15.1         Casualty and Condemnation..................................................................16
         15.2         Environmental Matters......................................................................17
         15.3         Notice of Environmental Matters............................................................18

ARTICLE XVI......................................................................................................18
         16.1         Termination Upon Certain Events............................................................18
         16.2         Procedures.................................................................................19

ARTICLE XVII.....................................................................................................19
         17.1         Lease Events of Default....................................................................19
         17.2         Surrender of Possession....................................................................22
         17.3         Reletting..................................................................................22
         17.4         Damages....................................................................................22
         17.5         Final Liquidated Damages...................................................................23
         17.6         Waiver of Certain Rights...................................................................24
         17.7         Assignment of Rights Under Contracts.......................................................24
         17.8         Environmental Costs........................................................................24
         17.9         Remedies Cumulative........................................................................25
         17.10        Notice of Default or Event of Default......................................................25
         17.11        Option to Purchase or Sell All Properties Upon
                      Certain Changes of Control.................................................................25

ARTICLE XVIII....................................................................................................25
         18.1         Lessor's Right to Cure Lessee's Lease Defaults.............................................25

ARTICLE XIX......................................................................................................26
         19.1         Provisions Relating to Lessee's Exercise of its
                      Purchase Option............................................................................26
         19.2         No Termination With Respect to Less than All of a
                      Property...................................................................................26

ARTICLE XX.......................................................................................................26
         20.1         Individual Purchase Option.................................................................26
         20.2         Purchase or Sale Option....................................................................27
         20.3         Accounting Changes.........................................................................28

ARTICLE XXI......................................................................................................29
         21.1         Renewal....................................................................................29

ARTICLE XXII.....................................................................................................29
         22.1         Sale Procedure.............................................................................29
         22.2         Application of Proceeds of Sale............................................................32


         22.3         Indemnity for Excessive Wear...............................................................32
         22.4         Appraisal Procedure........................................................................32
         22.5         Certain Obligations Continue...............................................................33

ARTICLE XXIII....................................................................................................33
         23.1         Holding Over...............................................................................33

ARTICLE XXIV.....................................................................................................34
         24.1         Risk of Loss...............................................................................34

ARTICLE XXV......................................................................................................34
         25.1         Assignment.................................................................................34
         25.2         Subleases..................................................................................34

ARTICLE XXVI.....................................................................................................35
         26.1         No Waiver..................................................................................35

ARTICLE XXVII....................................................................................................35
         27.1         Acceptance of Surrender....................................................................35
         27.2         No Merger of Title.........................................................................36

ARTICLE XXVIII...................................................................................................36
         28.1         Incorporation of Covenants.................................................................36

ARTICLE XXIX.....................................................................................................37
         29.1         Notices....................................................................................37

ARTICLE XXX......................................................................................................38
         30.1         Miscellaneous..............................................................................38
         30.2         Amendments and Modifications...............................................................38
         30.3         Successors and Assigns.....................................................................38
         30.4         Headings and Table of Contents.............................................................38
         30.5         Counterparts...............................................................................38
         30.6         GOVERNING LAW..............................................................................38
         30.7         Calculation of Rent........................................................................38
         30.8         Memoranda of Lease and Lease Supplements...................................................39
         30.9         Allocations between the Lenders and the Holders............................................39
         30.10        Limitations on Recourse....................................................................39
         30.11        WAIVERS OF JURY TRIAL......................................................................39
         30.12        Original Leases............................................................................39
         30.13        Mortgage Grant and Remedies................................................................40
         30.14        Exercise of Lessor Rights..................................................................40

EXHIBITS

EXHIBIT A             Lease Supplement No. __ .................................................................. 43
EXHIBIT B             Other Names And Locations of Lessee....................................................... 53
EXHIBIT C-1           Form of Memorandum of Lease............................................................... 54
EXHIBIT C-2           Form of Memorandum of Lease and Lease Supplement.......................................... 55


                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT (as amended, supplemented or modified from time to time, this "Lease"), dated as of June 19, 1997, is between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, having its principal office at 79 South Main Street, Salt Lake City, Utah 84111, not individually, but solely as Owner Trustee under the Wackenhut Corrections Trust 1997-1, as lessor (the "Lessor"), and WACKENHUT CORRECTIONS CORPORATION, a Florida corporation, having its principal place of business at 4200 Wackenhut Drive, #100, Palm Beach Gardens, Florida 33410-4243 as lessee (the "Lessee") provided that in the case of a Property with an alternate Lessee, as described in Section
2.5 below, such alternate Lessee shall also be deemed a "Lessee" with respect to such Property).

                              W I T N E S S E T H:

         A. WHEREAS, subject to the terms and conditions of the Participation Agreement and Agency Agreement, Lessor will (i) purchase or ground lease various parcels of real property, some of which may have existing Improvements thereon, from one or more third parties designated by the Construction Agent and (ii) fund the development, refurbishment, installation and construction by the Construction Agent of Improvements on such real property; and

         B. WHEREAS, the Basic Term shall commence with respect to each Property upon the earlier to occur of the Completion of such Property or if such Property is a Construction Period Property as of the date of any Agency Agreement Event of Default, the date of such Agency Agreement Event of Default; and

         C. WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor, each Property;

         NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

         1.1 Definitions. Capitalized terms used but not otherwise defined in this Lease have the respective meanings specified in Appendix A to the Participation Agreement of even date herewith (as such may be amended, modified, supplemented, restated and/or replaced from time to time, the "Participation Agreement") among Wackenhut Corrections Corporation, as Construction Agent, the Lessee, First Security Bank, National Association, not individually, except as expressly stated therein, as Owner Trustee under the Wackenhut Corrections Trust 1997-1, the Holders party thereto, the Lenders party thereto, and the Agent.

                                   ARTICLE II

         2.1 Property. Subject to the terms and conditions hereinafter set forth and contained in the respective Lease Supplement relating to each Property, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor, each Property.

         2.2 Lease Term. The term of this Lease with respect to each Property (the "Basic Term") shall begin upon the earlier to occur of (i) the Completion Date for such Property or (ii) if such Property is a Construction Period Property as of the date of any Agency Agreement Event of Default, the date of such Agency Agreement Event of Default (in each case the "Basic Term Commencement Date") and shall end on June 19, 1999 (the "Basic Term Expiration Date"), unless the Term is extended in accordance with Article XXI of this Lease, or earlier terminated in accordance with the provisions of this Lease.

         2.3 Title. Each Property is leased to Lessee without any representation or warranty, express or implied, by Lessor and subject to the rights of parties in possession (if any), the existing state of title (including, without limitation, the Permitted Exceptions) and all applicable Legal Requirements. Lessee shall in no event have any recourse against Lessor for any defect in Lessor's title to any Property other than for Lessor Liens.

         2.4 Lease Supplements. On or prior to each Basic Term Commencement Date, Lessee and Lessor shall each execute and deliver a Lease Supplement for the Property to be leased effective as of such Basic Term Commencement Date in substantially the form of Exhibit A hereto. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact, with power of substitution, in the name of Lessor or the name of Lessee or otherwise, to execute any Lease Supplement which Lessee fails or refuses to sign in accordance with the terms of this Section 2.4 (including specifically without limitation any Lease Supplement required in connection with any Construction Period Property upon the occurrence of an Agency Agreement Event of Default).

         2.5 Controlled Affiliates as Lessee. Subject to the consent of the Administrative Agent and the delivery of such agreements and documents as the Administrative Agent may require (including without limitation the Guaranty, documents perfecting the liens of the Owner Trustee, Agent, Lenders and Holders under the Operative Agreements and written opinions of counsel for the Lessee and Wackenhut Corrections or any applicable Controlled Affiliate), any Controlled Affiliate of Wackenhut Corrections may become party to this Lease as a Lessee (each as "alternative Lessee") of a Property, and shall be liable (jointly and severally with Wackenhut Corrections) for all obligations as Lessee. The foregoing notwithstanding, (a) Wackenhut Corrections shall remain fully liable for all obligations as Lessee and Construction Agent with


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



respect to each Property, and (b) Wackenhut Corrections shall have the right to give any notice, consent or waiver, to exercise any option permitted under any Operative Agreement, and to agree to any amendment or modification with respect to Operative Agreement or any Property, as and on behalf of the Lessee with respect to each Property (and each alternate Lessee hereby grants to Wackenhut Corrections an irrevocable power of attorney to take any such actions), and any other party to the Operative Agreements shall be fully protected in relying on any such actions taken by Wackenhut Corrections or (with respect to the applicable Property) by any alternate Lessee.

                                   ARTICLE III

         3.1 Rent.

                  (a) Lessee shall pay Basic Rent on each Payment Date, and on any date on which this Lease shall terminate with respect to any or all Properties during the Term; provided, however, with respect to each individual Property Lessee shall have no obligation to pay Basic Rent with respect to such Property until the Basic Term has commenced with respect to such Property.

                  (b) Basic Rent shall be due and payable in lawful money of the United States and shall be paid in immediately available funds on the due date therefor (or within the applicable grace period) to such account or accounts as Lessor shall from time to time direct.

                  (c) Lessee's inability or failure to take possession of all or any portion of any Property when delivered by Lessor, whether or not attributable to any act or omission of the Lessor, the Construction Agent, Lessee, or any other Person, or for any other reason whatsoever, shall not delay or otherwise affect Lessee's obligation to pay Rent for such Property in accordance with the terms of this Lease.

         3.2 Payment of Basic Rent. Basic Rent shall be paid absolutely net to Lessor or its designee, so that this Lease shall yield to Lessor the full amount of Basic Rent, without setoff, deduction or reduction.

         3.3 Supplemental Rent. Lessee shall pay to Lessor or its designee or to the Person entitled thereto any and all Supplemental Rent promptly as the same shall become due and payable, and if Lessee fails to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Without limiting the generality of the definition of "Supplemental Rent," Lessee shall pay to Lessor as Supplemental Rent, among other things, on demand, to the extent permitted by applicable Legal Requirements, (a) any and all unpaid fees, charges, payments and other obligations (except the obligations of Lessor to pay the principal amount of the Loans and the Holder Amount) due and owing by Lessor under the Credit Agreement, the Trust Agreement or any other Operative Agreement (including specifically without limitation any amounts owing to the Lenders under Section
2.11 or Section 2.12 of the Credit Agreement and any amounts owing to the Holders under Section 3.9 or Section 3.10 of the Trust Agreement) and (b) interest at the applicable Overdue Rate on any installment of Basic Rent not paid when due (subject to the applicable grace period) for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the appropriate Person for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of Lessee's obligations to pay Basic Rent hereunder shall not limit or modify the obligations of Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of Lessee to pay and discharge any Supplemental Rent as and when due, Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added, pursuant to any Operative Agreement or otherwise, in each case for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

         3.4 Performance on a Non-Business Day. If any Basic Rent is required hereunder on a day that is not a Business Day, then such Basic Rent shall be due on the corresponding Scheduled Interest Payment Date. If any Supplemental Rent is required hereunder on a day that is not a Business Day, then such Supplemental Rent shall be due on the next succeeding Business Day.

         3.5 Rent Payment Provisions. Lessee shall make payment of all Basic Rent and Supplemental Rent when due regardless of whether any of the Operative Agreements pursuant to which same is calculated and is owing shall have been rejected, avoided or disavowed in any bankruptcy or insolvency proceeding involving any of the parties to any of the Operative Agreements. Such provisions of such Operative Agreements and their related definitions are incorporated herein by reference and shall survive any termination, amendment or rejection of any such Operative Agreements.

                                   ARTICLE IV

         4.1 Utility Charges; Taxes. Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on a Property and related real property during the Term. Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by Lessee, provided that Lessee must collect any such credit or refund from Lessor or the respective utility company (as the case may be) and shall not be entitled to offset any such amount owed to Lessee against Rent payable by the Lessee hereunder. Unless a Lease Default or Lease

Event of Default shall have occurred and be continuing, the amount of any credit or refund received by Lessor on account of any utility charges paid by Lessee, net of the costs and expenses incurred by Lessor in obtaining such credit or refund, shall be promptly paid over to Lessee. In addition, Lessee shall pay or cause to be paid all taxes or taxes assessments against a Property. All charges for utilities and all taxes or tax assessments imposed with respect to a Property for a billing period (or in the cases of tax assessments, a tax period) during which this Lease expires or terminates shall be adjusted and prorated on a daily basis between Lessor and Lessee, and each party shall pay or reimburse the other for such party's pro rata share thereof.

                                    ARTICLE V

         5.1 Quiet Enjoyment. Subject to the rights of Lessor contained in Sections 17.2 and 17.3 and the other terms of this Lease and the other Operative Agreements and so long as no Lease Event of Default shall have occurred and be continuing, Lessee shall peaceably and quietly have, hold and enjoy each Property for the applicable Term, free of any claim or other action by Lessor or anyone rightfully claiming by, through or under Lessor (other than Lessee) with respect to any matters arising from and after the applicable Basic Term Commencement Date.

                                   ARTICLE VI

         6.1 Net Lease. This Lease shall constitute a net lease. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (a) any damage to or destruction of any Property or any part thereof;
(b) any taking of any Property or any part thereof or interest therein by Condemnation or otherwise; (c) any prohibition, limitation, restriction or prevention of Lessee's use, occupancy or enjoyment of any Property or any part thereof, or any interference with such use, occupancy or enjoyment by any Person or for any other reason; (d) any title defect, Lien or any matter affecting title to any Property; (e) any eviction by paramount title or otherwise; (f) any default by Lessor hereunder; (g) any action for bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding relating to or affecting the Agent, any Lender, Lessor, Lessee, any Holder or any Governmental Authority; (h) the impossibility or illegality of performance by Lessor, Lessee or both; (i) any action of any Governmental Authority or any other Person; (j) Lessee's acquisition of ownership of all or part of any Property; (k) breach of any warranty or representation with respect to any Property or any Operative Agreement; (l) any defect in the condition, quality or fitness for use of any Property or any part thereof; or (m) any other cause or circumstance whether similar or dissimilar to the foregoing and whether or not Lessee shall have notice or knowledge of any of the foregoing. The foregoing clause (j) shall not prevent the termination of the Lease in accordance with the terms hereof if the Lessee purchases all of the Properties pursuant to Section 20.2, or the termination of the Lease with respect to an individual Property if the Lessee purchases such Property pursuant to Section 20.1. The parties intend that the obligations of Lessee hereunder shall be covenants, agreements and obligations that are separate and independent from any obligations of Lessor hereunder and shall continue unaffected unless such covenants, agreements and obligations shall have been modified or terminated in accordance with an express provision of this Lease. Lessor and Lessee acknowledge and agree that the provisions of this
Section 6.1 have been specifically reviewed and subject to negotiation.

         6.2 No Termination or Abatement. Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Lessor, any other Person or any Governmental Authority, or any action with respect to this Lease or any Operative Agreement which may be taken by any trustee, receiver or liquidator of Lessor, any other Person or any Governmental Authority or by any court with respect to Lessor, any other Person or any Governmental Authority. Lessee hereby waives all right (a) to terminate or surrender this Lease (except as permitted under the terms of the Operative Agreements) or (b) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. Lessee shall remain obligated under this Lease in accordance with its terms and Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, Lessee shall be bound by all of the terms and conditions contained in this Lease.

                                   ARTICLE VII

         7.1 Ownership of the Properties.

                  (a) Lessor and Lessee intend that for federal and all state and local income tax purposes and other tax purposes, for bankruptcy purposes, creditor's rights purposes, environmental law purposes, for purposes of exercising remedies against the Lessee, the Construction Agent or the Properties, and for the purposes of any other laws governing any right or obligation of any party under any Operative Agreement (A) this Lease will be treated as a loan and financing arrangement and not a true lease, (B) Lessee will be treated as the owner of the Properties and will be entitled to all tax benefits ordinarily available to owners of property similar to the Properties for such tax purposes, and (C) all payments of Basic Rent shall be deemed to be interest payments. Consistent with the foregoing, Lessee intends to claim depreciation and cost recovery deductions associated with the Property, and Lessor agrees not to take any inconsistent position on its income tax returns. Neither Lessor, the Agent, any Lender, any Holder nor NCMI makes any representation or warranty with respect to the foregoing matters described in this
         Section 7.1 and will assume no liability for the Lessee's accounting treatment of this transaction.

                  (b) Lessor and Lessee further intend and agree that, for the purpose of securing Lessee's obligations hereunder, (i) this Lease shall be deemed to be a security agreement and financing statement within the meaning of Article 9 of the Uniform Commercial Code respecting each of the Properties to the extent such is personal property and an irrevocable grant and conveyance of a lien and mortgage on each of the Properties to the extent such is real property; (ii) the acquisition of title (or to the extent applicable, a leasehold interest) in each Property referenced in Article II shall be deemed to be (A) a grant by Lessee to Lessor of a lien on and security interest in all of Lessee's right, title and interest in and to each Property and all proceeds (including without limitation insurance proceeds) of any of the Property, whether in the form of cash, investments, securities or other property, (B) an assignment by Lessee to Lessor of all rents, profits and income produced by any of the Property and (C) an assignment by Lessee to Lessor of all proceeds of any operating agreements or other agreements between Lessee and any Governmental Authority relating to any Property; and (iii) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from financial intermediaries, bankers or agents (as applicable) of Lessee shall be deemed to have been given for the purpose of perfecting such security interest under applicable law. Lessor and Lessee shall promptly take such actions as may be necessary or advisable in either party's opinion (including without limitation the filing of Uniform Commercial Code Financing Statements or Uniform Commercial Code Fixture Filings) to ensure that the lien and security interest in each Property will be deemed to be a perfected lien and security interest of first priority under applicable law and will be maintained as such throughout the Term.

                                  ARTICLE VIII

         8.1 Condition of the Properties. LESSEE ACKNOWLEDGES AND AGREES THAT IT IS LEASING EACH PROPERTY "AS IS" WITHOUT REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY LESSOR AND IN EACH CASE SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF (IF ANY),
(C) ANY


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



STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, (D) ALL APPLICABLE LEGAL REQUIREMENTS AND (E) VIOLATIONS OF LEGAL REQUIREMENTS WHICH MAY EXIST ON THE DATE OF THE APPLICABLE LEASE SUPPLEMENT. NEITHER LESSOR NOR THE AGENT NOR ANY LENDER NOR ANY HOLDER HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) OR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE, VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF ANY PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PROPERTY (OR ANY PART THEREOF), AND NEITHER LESSOR NOR THE AGENT NOR ANY LENDER NOR ANY HOLDER SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREON OR THE FAILURE OF ANY PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT. THE LESSEE HAS OR WILL HAVE BEEN AFFORDED FULL OPPORTUNITY TO INSPECT EACH PROPERTY AND THE IMPROVEMENTS THEREON (IF ANY), IS OR WILL BE (INSOFAR AS THE LESSOR, THE AGENT, EACH LENDER AND EACH HOLDER ARE CONCERNED) SATISFIED WITH THE RESULTS OF ITS INSPECTIONS AND IS ENTERING INTO THIS LEASE SOLELY ON THE BASIS OF THE RESULTS OF ITS OWN INSPECTIONS, AND ALL RISKS INCIDENT TO THE MATTERS DESCRIBED IN THE PRECEDING SENTENCE, AS BETWEEN THE LESSOR, THE AGENT, THE LENDERS AND THE HOLDERS, ON THE ONE HAND, AND THE LESSEE, ON THE OTHER HAND, ARE TO BE BORNE BY LESSEE.

         8.2      Possession and Use of the Properties.

                  (a) At all times during the Term with respect to each Property, such Property shall be used by Lessee in the ordinary course of its business. Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Properties as contemplated by this Lease. Lessee shall not commit or permit any waste of the Properties or any part thereof.

                  (b) Lessee represents and warrants that the address stated in
         Section 29.1 of this Lease is the chief place of business and chief executive office of Lessee (as such terms are used in Section 9-103 of the Uniform Commercial Code of any applicable jurisdiction), and Lessee will provide Lessor with prior written notice of any change of location of its chief place of business or chief executive office. Regarding each Property, Lessee represents and warrants that each Lease Supplement correctly identifies the initial location of the related Equipment and Improvements and contains an accurate legal description for the related parcel of Land. Lessee has no other places of business where the Equipment or Improvements will be located other than those identified on the applicable Lease Supplement.

                  (c) Lessee will not attach or incorporate any item of Equipment to or in any other item of equipment or personal property or to or in any real property (except the Land identified in the Lease Supplement in which such Equipment is also described) in a manner that could give rise to the assertion of any Lien (other than a Permitted Lien) on such item of Equipment by reason of such attachment or the assertion of a claim that such item of Equipment has become a fixture and is subject to a Lien in favor of a third party that is prior to the Liens thereon created by the Operative Agreements.

                  (d) Each Lease Supplement delivered under the terms of this Lease shall contain, in regard to the relevant Property, an Equipment Schedule that has a complete description of each item of Equipment, an Improvement Schedule that has a complete description of each Improvement and a legal description of the Land, to be leased hereunder as of such date. Simultaneously with the execution and delivery of each Lease Supplement, such Equipment, Improvements and Land shall be deemed to have been accepted by Lessee for all purposes of this Lease and to be subject to this Lease.

                  (e) At all times during the Term with respect to each Property, Lessee will comply with all obligations under, and (to the extent no Event of Default has occurred and is continuing and provided that such exercise will not impair the value of such Property) shall be permitted to exercise all rights and remedies under, all operation and easement agreements and related or similar agreements applicable to such Property.

                                   ARTICLE IX

         9.1 Compliance with Legal Requirements and Insurance Requirements. Subject to the terms of Article XIII relating to permitted contests, Lessee, at its sole cost and expense, shall (i) comply with all material Legal Requirements (including without limitation all Environmental Laws), and all Insurance Requirements relating to the Properties, including the use, development, construction, operation, maintenance, repair, refurbishment and restoration thereof, whether or not compliance therewith shall require structural or extraordinary changes in the Improvements or interfere with the use and enjoyment of the Properties, and (ii) procure, maintain and comply with all material licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Properties and for the use, development, construction, operation, maintenance, repair and restoration of the Improvements.

                                    ARTICLE X

         10.1     Maintenance and Repair; Return.


                  (a) Lessee, at its sole cost and expense, shall maintain each Property in good condition, repair and working order (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural, or foreseen or unforeseen, in each case as required by all Legal Requirements, Insurance Requirements, and manufacturer's specifications and standards and on a basis consistent with the operation and maintenance of properties or equipment comparable in type and function to the applicable Property and in compliance with standard industry practice, subject, however, to the provisions of Article XV with respect to Condemnation and Casualty.

                  (b) Lessee shall not use or locate any component of any Property outside of any Approved State. Lessee shall not move or relocate any component of any Property beyond the boundaries of the Land described in the applicable Lease Supplement without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed.

                  (c) If any material component of any Property becomes worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own expense, will within a reasonable time replace such component with a replacement component which is free and clear of all Liens (other than Permitted Liens) and has a value, utility and useful life at least equal to the component replaced. All components which are added to any Property shall immediately become the property of, and title thereto shall vest in, Lessor, and shall be deemed incorporated in such Property and subject to the terms of this Lease as if originally leased hereunder.

                  (d) Upon reasonable advance notice, Lessor and its agents shall have the right to inspect each Property and all maintenance records with respect thereto at any reasonable time during normal business hours but shall not materially disrupt the business of Lessee.

                  (e) If, at any time, because of a condemnation, casualty or other event or condition, Lessor has reason to believe that the appraised value of any Property has materially decreased, then the Lessor or the Agent (at Lessee's sole expense) may cause an additional Appraisal (addressed to the Lessor and the Agent) to be prepared. In addition, Lessor or the Agent (at Lessee's sole expense) may cause to be prepared (at Lessee's sole expense) any additional Appraisals (or reappraisals) as Lessor or the Agent may deem appropriate (i) if an Event of Default has occurred and is continuing, (ii) if any one of Lessor, the Agent, any Lender or any Holder is required pursuant to any applicable Legal Requirement to obtain such an Appraisal (or reappraisal), or (iii) at any time upon the request of the Agent or the Lessor, such a request pursuant to this clause (iii) not to be made more frequently than once every three (3) years for the same Property.

                  (f) Lessor shall under no circumstances be required to build any improvements on any Property, make any repairs, replacements, alterations or renewals of any nature or description to any Property, make any expenditure whatsoever in connection with this Lease or maintain any Property in any way. Lessor shall not be required to maintain, repair or rebuild all or any part of any Property, and Lessee waives the right to (i) require Lessor to maintain, repair, or rebuild all or any part of any Property (unless such repairs are needed to cure damage to a Property caused by the gross negligence or willful misconduct of the Lessor), or (ii) make repairs at the expense of Lessor pursuant to any Legal Requirement, Insurance Requirement, contract, agreement, covenants, condition or restriction at any time in effect.

                  (g) Lessee shall, upon the expiration or earlier termination of this Lease with respect to a Property, if Lessee shall not have exercised its Purchase Option with respect to such Property, surrender such Property to Lessor, or the third party purchaser, as the case may be, subject to Lessee's obligations under this Lease (including without limitation Sections 9.1, 10.1(a)-(f), 10.2, 11.1, 12.1, 22.1 and 23.1).

         10.2 Environmental Inspection. If (a) Lessee has not given notice of the exercise of its Purchase Option on the Expiration Date pursuant to Section 20.1, or (b) Lessee has given notice, pursuant to Section 20.1 of its election to remarket the Properties on the Expiration Date or a Payment Date pursuant to Section 22.1 then, in either case, not more than 120 days nor less than 60 days prior to such Expiration Date or Payment Date, Lessee shall, at its sole cost and expense, provide to Lessor and the Agent a report by a reputable environmental consultant selected by Lessee, which report shall be in form and substance reasonably satisfactory to Lessor and the Agent and shall include without limitation a "Phase I" environmental report (or update of a prior "Phase I" report that was previously delivered to the Lessor and the Agent) on each of the Properties. If the report delivered pursuant to the preceding sentence recommends that a "Phase II" report or other supplemental report be obtained, the Lessee shall, at its own cost and expense, not less than 30 days prior to such Expiration Date or Payment Date, provide to Lessor and the Agent such "Phase II" or other report, in form and substance reasonably satisfactory to Lessor and the Agent.

                                   ARTICLE XI

         11.1         Modifications.

                      (a) Lessee at its sole cost and expense, at any time and from time to time without the consent of Lessor may make alterations, renovations, improvements and additions to any Property or any part thereof and substitutions and replacements therefor (collectively, "Modifications"); provided, that:
         (i) except for any Modification required to be made pursuant to a Legal Requirement, no Modification shall materially impair the value, utility or useful life of any Property from that which existed immediately prior to such Modification; (ii) the Modification shall be done expeditiously and in a good and workmanlike manner; (iii) Lessee shall comply with all material Legal Requirements (including all Environmental Laws) and Insurance Requirements applicable to the Modification, including without limitation the obtaining of all permits and certificates of occupancy, and the structural integrity of any Property shall not be adversely affected; (iv) to the extent required by Section 14.2(a), Lessee shall maintain builders' risk insurance at all times when a Modification is in progress; (v) subject to the terms of Article XIII relating to permitted contests, Lessee shall pay all costs and expenses and discharge any Liens (other than Permitted Liens) arising with respect to the Modification; (vi) such Modification shall comply with the requirements of this Lease (including without limitation Sections 8.2 and 10.1); and (vii) no Improvements shall be demolished unless Lessee shall finance the proposed Modification outside of this lease facility. All Modifications shall become property of the Lessor and shall be subject to this Lease, and title to any component of any Property comprising any such Modifications shall immediately vest in Lessor.

                  (b) The construction process provided for in the Agency Agreement is acknowledged by Lessor and the Agent to be consistent with and in compliance with the terms and provisions of this Article XI.

                                   ARTICLE XII

         12.1     Warranty of Title.

                  (a) Lessee agrees that, except as otherwise provided herein and subject to the terms of Article XIII relating to permitted contests, Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, (i) any Lien, defect, attachment, levy, title retention agreement or claim upon any Property or any Modifications or (ii) any Lien, attachment, levy or claim with respect to the Rent or with respect to any amounts held by the Agent pursuant to the Credit Agreement, in each case other than Permitted Liens and Lessor Liens. Lessee shall promptly notify Lessor in the event it receives actual knowledge that a Lien other than a Permitted Lien or Lessor Lien has occurred with respect to a Property, and Lessee represents and warrants to, and covenants with, Lessor that the Liens in favor of the Lessor created by the Operative Agreements are first priority perfected Liens subject only to Permitted Liens.

                  (b) Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Property or any part thereof. NOTICE IS HEREBY GIVEN THAT LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO LESSEE, OR TO ANYONE HOLDING A PROPERTY OR ANY PART THEREOF THROUGH OR UNDER LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LESSOR IN AND TO ANY PROPERTY.

                                  ARTICLE XIII

         13.1 Permitted Contests Other Than in Respect of Indemnities. Except to the extent otherwise provided for in Section 13 of the Participation Agreement, Lessee, on its own or on Lessor's behalf but at Lessee's sole cost and expense, may contest, by appropriate administrative or judicial proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Legal Requirement, or utility charges payable pursuant to
Section 4.1 or any Lien, attachment, levy, encumbrance or encroachment, and Lessor agrees not to pay, settle or otherwise compromise any such item, provided that (a) the commencement and continuation of such proceedings shall suspend the collection of any such contested amount from, and suspend the enforcement thereof against, the applicable Properties, Lessor, each Holder, the Agent and each Lender; (b) there shall not be imposed a Lien (other than Permitted Liens) on any Property and no part of any Property nor any Rent shall be in any danger of being sold, forfeited, lost or deferred; (c) at no time during the permitted contest shall there be a risk of the imposition of criminal liability or material civil liability on Lessor, any Holder, the Agent or any Lender for failure to comply therewith; and (d) in the event that, at any time, there shall be a material risk of extending the application of such item beyond the end of the Term, then Lessee shall deliver to Lessor an Officer's Certificate certifying as to the matters set forth in clauses (a), (b) and (c) of this
Section 13.1. Lessor, at Lessee's sole cost and expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in connection with any such contest and, if reasonably requested by Lessee, shall join as a party therein at Lessee's sole cost and expense.

                                   ARTICLE XIV

         14.1 Public Liability and Workers' Compensation Insurance. During the Term of each Property, Lessee shall procure and carry, at Lessee's sole cost and expense, commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on the Properties or the premises where the Equipment is located and such other public liability coverages as are then customarily carried by similarly situated companies conducting business similar to that conducted by Lessee. Such insurance shall be on terms and in amounts (and with deductibles and limitations on coverage) that are no less favorable than insurance maintained by Lessee with respect to similar properties and equipment that it owns and are then carried by similarly situated companies conducting business similar to that conducted by Lessee. The policies shall be endorsed to name Lessor (for itself and on behalf of the Holders) and the Agent (for itself and on behalf of the Lenders) as additional insureds. The policies shall also specifically provide that such policies shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which Lessor, any Holder, the Agent or any Lender may have in force. Lessee shall, in the operation of the Properties, comply with the applicable workers' compensation laws and protect Lessor, each Holder, the Agent and each Lender against any liability under such laws.

         14.2     Hazard and Other Insurance.

                  (a) During the Term for each Property, Lessee shall keep, or cause to be kept, such Property insured against loss or damage by fire and other risks and shall maintain builders' risk insurance during construction of any Improvements or Modifications in amounts not less than the Termination Value from time to time of such Property and on terms that (a) are no less favorable than insurance covering other similar properties owned by Lessee and (b) are then carried by similarly situated companies conducting business similar to that conducted by Lessee. Lessee shall not be required to maintain separate builder's insurance solely by reason of the Modifications to a Property if the cost of such Modifications will not exceed $100,000 in the aggregate. The policies shall be endorsed to name Lessor (for itself and on behalf of the Holders) and the Agent (for itself and on behalf of the Lenders), to the extent of their respective interests, as additional loss payees; provided, that so long as no Lease Event of Default has occurred and is continuing, any loss payable under the insurance policies required by this Section will be paid to Lessee.

                  (b) If, during the Term with respect to a Property the area in which such Property is located is designated a "flood- prone" area pursuant to the Flood Disaster Protection Act of 1973, or any amendments or supplements thereto, then Lessee shall comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. In addition, Lessee will fully comply with the requirements of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other Legal Requirement concerning flood insurance to the extent that it may apply to any such Property.

         14.3     Coverage.

                  (a) As of the date of this Lease and annually thereafter, Lessee shall furnish Lessor and the Agent with certificates prepared by the insurers or insurance broker of Lessee showing the insurance required under Sections 14.1 and 14.2 to be in effect, naming (except with respect to workers' compensation insurance) Lessor (for itself and on behalf of the Holders) and the Agent (for itself and on behalf of the Lenders) as additional insureds and loss payees and evidencing the other requirements of this Article XIV. All such insurance shall be at the cost and expense of Lessee and provided by nationally recognized, financially sound insurance companies. Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to Lessor and the Agent in the event of cancellation or material alteration of such insurance. If a Lease Event of Default has occurred and is continuing and Lessor so requests, Lessee shall deliver to Lessor copies of all insurance policies required by Sections 14.1 and 14.2.

                  (b) Lessee agrees that any insurance policy required by Sections 14.1, 14.2(a) and 14.2(b) shall include an appropriate provision that such policy will not be invalidated should Lessee waive, at any time, any or all rights of recovery against any party for losses covered by such policy or due to any breach of warranty, action or inaction by Lessee or any Person acting on behalf of Lessee. Lessee hereby waives any and all such rights against the Lessor, the Holders, the Agent and the Lenders to the extent of payments made to any such Person under any such policy.

                  (c) Neither Lessor nor Lessee shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Article XIV, except that Lessor may carry separate liability insurance at Lessor's sole cost so long as (i) Lessee's insurance is designated as primary and in no event excess or contributory to any insurance Lessor may have in force which would apply to a loss covered under Lessee's policy and (ii) each such insurance policy will not cause Lessee's insurance required under this
         Article XIV to be subject to a coinsurance exception of any kind.

                  (d) Lessee shall pay as they become due all premiums for the insurance required by Section 14.1 and Section 14.2, shall renew or replace each policy prior to the expiration date thereof, and shall otherwise maintain the coverage required by such Sections without any lapse in coverage.

                                   ARTICLE XV

         15.1     Casualty and Condemnation.

                  (a) Subject to the provisions of this Article XV and Article XVI (in the event Lessee delivers, or is obligated to deliver, a Termination Notice), and prior to the occurrence and continuation of a Lease Default or Lease Event of Default, Lessee shall be entitled to receive (and Lessor hereby irrevocably assigns to Lessee all of Lessor's right, title and interest in) any award, compensation or insurance proceeds under Sections 14.2(a) or (b) hereof to which Lessee or Lessor may become entitled by reason of their respective interests in a Property (i) if all or a portion of such Property is damaged or destroyed in whole or in part by a Casualty or (ii) if the use, access, occupancy, easement rights or title to such Property or any part thereof is the subject of a Condemnation; provided, however, if a Lease Default or Lease Event of Default shall have occurred and be continuing such award, compensation or insurance proceeds shall be paid directly to Lessor or, if received by Lessee, shall be held in trust for Lessor, and shall be paid over by Lessee to Lessor and held in accordance with the terms of this paragraph (a). All amounts held by Lessor hereunder on account of any award, compensation or insurance proceeds either paid directly to Lessor or turned over to Lessor shall be held as security for the performance of Lessee's obligations hereunder.

                  (b) Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At Lessee's reasonable request, and at Lessee's sole cost and expense, Lessor and the Agent shall participate in any such proceeding, action, negotiation, prosecution or adjustment. Lessor and Lessee agree that this Lease shall control the rights of Lessor and Lessee in and to any such award, compensation or insurance payment.

                  (c) If Lessee shall receive notice of a Casualty or a possible Condemnation of a Property or any interest therein where damage to the affected Property is estimated to equal or exceed ten percent (10%) of the Property Cost of such Property, Lessee shall give notice thereof to the Lessor and to the Agent promptly after the receipt of such notice.

                  (d) In the event of a Casualty or a Condemnation (regardless of whether notice thereof must be given pursuant to paragraph (c)), this Lease shall terminate with respect to the applicable Property in accordance with Section 16.1 if Lessee, within thirty (30) days after such occurrence, delivers to Lessor and the Agent a Termination Notice to such effect.

                  (e) If, pursuant to this Section 15.1, this Lease shall continue in full force and effect following a Casualty or Condemnation with respect to the affected Property, Lessee shall, at its sole cost and expense and using, if available, the proceeds of any award, compensation or insurance with respect to such Casualty or Condemnation (including, without limitation, any such award, compensation or insurance which has been received by the Agent and which should be turned over to Lessee pursuant to the terms of the Operative Agreements, and if not available or sufficient, using its own funds), promptly and diligently repair any damage to the applicable Property caused by such Casualty or Condemnation in conformity with the requirements of Sections 10.1 and 11.1, using the as-built plans and specifications or manufacturer's specifications for the applicable Improvements or Equipment (as modified to give effect to any subsequent Modifications, any Condemnation affecting the Property and all applicable Legal Requirements), so as to restore the applicable Property to substantially the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation. In such event, title to the applicable Property shall remain with Lessor.

                  (f) In no event shall a Casualty or Condemnation with respect to which this Lease remains in full force and effect under this Section
         15.1 affect Lessee's obligations to pay Rent pursuant to Section 3.1.

                  (g) Notwithstanding anything to the contrary set forth in
         Section 15.1(a) or Section 15.1(e), if during the Term with respect to a Property a Casualty occurs with respect to such Property or Lessee receives notice of a Condemnation with respect to such Property, and following such Casualty or Condemnation, (i) the applicable Property cannot reasonably be restored, repaired or replaced on or before the 180th day prior to the Expiration Date (if such Casualty or Condemnation occurs during the Term) to substantially the same condition as existed immediately prior to such Casualty or Condemnation, or (ii) on or before such day such Property is not in fact so restored, repaired or replaced, then Lessee shall be required to purchase such Property on the next Payment Date and pay Lessor the Termination Value for such Property, plus any and all Rent then due and owing, plus all other amounts then due and owing (including without limitation amounts described in clause FIRST of Section 22.2).

         15.2 Environmental Matters. Promptly upon Lessee's actual knowledge of the presence of Hazardous Substances in any portion of any Property (or in any other property that is not subject to this Lease if Lessee has reason to believe that such Hazardous Substances may be caused by an emission from or on, or a condition on, any Property) in concentrations and conditions that constitute an Environmental Violation and as to which, in the reasonable opinion of Lessee, the cost to undertake any legally required response, clean up, remedial or other action might result in a cost to Lessee or loss in the value of such Property of more than $100,000, Lessee shall notify Lessor in writing of such condition. In the event of any Environmental Violation (regardless of whether notice thereof must be given to Lessor pursuant to the preceding sentence), Lessee shall, not later than sixty (60) days after Lessee has actual knowledge of such Environmental Violation, either deliver to Lessor a Termination Notice with respect to the applicable Property or Properties pursuant to Section 16.1, if applicable, or, at Lessee's sole cost and expense, promptly and diligently undertake and complete any response, clean up, remedial or other action necessary to remove, cleanup or remediate the Environmental Violation in accordance with all Environmental Laws. If Lessee does not deliver a Termination Notice with respect to such Property pursuant to Section 16.1, Lessee shall, upon completion of remedial action by Lessee, cause to be prepared by a reputable environmental consultant acceptable to Lessor a report describing the Environmental Violation and the actions taken by Lessee (or its agents) in response to such Environmental Violation, and a statement by the consultant that the Environmental Violation has been remedied in full compliance with applicable Environmental Law.

         15.3 Notice of Environmental Matters. Promptly, but in any event within thirty (30) days from the date Lessee has actual knowledge thereof, Lessee shall provide to Lessor written notice of any pending or threatened Environmental Claim involving any Environmental Law or any Release on or in connection with any Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and Lessee's proposed response thereto. In addition, Lessee shall provide to Lessor, within five (5) Business Days of receipt, copies of all material written communications with any Governmental Authority relating to any Environmental Law in connection with any Property. Lessee shall also promptly provide such detailed reports of any such material Environmental Claims as may reasonably be requested by Lessor.

                                   ARTICLE XVI

         16.1 Termination Upon Certain Events. If any of the following occur:
(i) if the requirements of Section 15.1(c) are satisfied, or (ii) if the requirements of Section 15.1(d) are satisfied and Lessee has determined pursuant to such section that following the applicable Casualty or Condemnation this Lease shall terminate with respect to the affected Property, or (iii) Lessee has determined pursuant to the second sentence of Section 15.2 that, due to the occurrence of an Environmental Violation, this Lease shall terminate with respect to the affected Property, then Lessee shall be obligated to deliver, within sixty (60) days of its receipt of notice of the applicable Condemnation or the occurrence of the applicable Casualty or Environmental Violation, a written notice to the Lessor in the form described in Section 16.2(a) (a "Termination Notice") of the termination of this Lease with respect to the applicable Property.

         16.2     Procedures.

                  (a) A Termination Notice shall contain: (i) notice of termination of this Lease with respect to the affected Property on a Payment Date not more than sixty (60) days after Lessor's receipt of such Termination Notice (the "Termination Date"); and (ii) a binding and irrevocable agreement of Lessee to pay the Termination Value for the applicable Property, any and all Rent then due and owing and all other amounts then due and owing from Lessee under any of the Operative Agreements (including without limitation amounts described in clause FIRST of Section 22.2) and purchase such Property on such Termination Date.

                  (b) On each Termination Date, Lessee shall pay to Lessor the Termination Value for the applicable Property, any and all Rent then due and owing and all other amounts then due and owing from Lessee under any of the Operative Agreements (including without limitation amounts described in clause FIRST of Section 22.2), and Lessor shall convey such Property, or the remaining portion thereof, if any, to Lessee (or Lessee's designee), all in accordance with Section 19.1.

                                  ARTICLE XVII

         17.1 Lease Events of Default. If any one or more of the following events (each a "Lease Event of Default") shall occur:

                  (a) Lessee shall fail to make payment of (i) any Basic Rent (except as set forth in clause (ii)) within three (3) days after the same has become due and payable or (ii) any Termination Value, on the date any such payment is due, or any payment of Basic Rent or Supplemental Rent due on the due date of any such payment of Termination Value, or any amount due on the Expiration Date;

                  (b) Lessee shall fail to make payment of any Supplemental Rent (other than Supplemental Rent referred to in Section 17(a)(ii)) due and payable within three (3) days after receipt of notice that such payment is due;

                  (c) Lessee shall fail to maintain insurance as required by
         Article XIV of this Lease;

                  (d) Lessee or Guarantor shall fail to observe or perform any term, covenant or provision (including without limitation the Incorporated Covenants) of Lessee or Guarantor under this Lease or any other Operative Agreement to which Lessee or Guarantor is a party other than those set forth in Sections

         17.1(a), (b) (c) or (g) hereof, and such failure shall remain uncured for a period of thirty (30) days after the earlier of receipt of written notice from Lessor thereof or a Responsible Officer of Lessee becomes aware of such failure;

                  (e) An Agency Agreement Event of Default shall have occurred and be continuing;

                  (f) (i) Any default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (as defined in the Existing Wackenhut Corrections Credit Agreement) (other than obligations under the Operative Agreements) of Lessee in an amount not less than $2,500,000 in the aggregate outstanding, or (ii) any default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation referred to in clause (i) may have been issued, created, assumed, guaranteed or secured by Lessee, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by Lessee, and any such default or event of default specified in clauses (i), (ii) or (iii) shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

                  (g) The breach of any financial covenant incorporated by reference in Article XXVIII hereof or Section 12 of the Guaranty;

                  (h) The Lessee shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute;

                  (i) A court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Lessee or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Lessee seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Lessee or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Lessee any proceeding or petition seeking liquidation, reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Lessee takes any action to indicate its consent to or approval of any such proceeding or petition;

                  (j) The entering of any order in any proceedings against Lessee decreeing the dissolution, divestiture or split-up of Lessee, and such order remains in effect for more than sixty (60) days;

                  (k) Any representation, warranty or statement of fact contained in any Operative Agreement in any writing, report, certificate, or statement at any time furnished to Lessor, the Agent, any Holder or any Lender by or on behalf of Lessee pursuant to or in connection with this Lease or any other Operative Agreement or otherwise shall be false or misleading in any material respect when given;

                  (l) One or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer) is found not to be liable for) is in excess of $500,000 is rendered against Lessee, or (ii) there is any attachment, injunction or execution against any of the Lessee's properties for any amount in excess of $500,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

                  (m) Any material Environmental Violation shall have occurred and be continuing;

                  (n) Any Wackenhut Corrections Credit Agreement Event of Default shall have occurred and be continuing; or

                  (o) Any Operative Agreement shall cease to be in full force and effect;

then, in any such event, (i) all Construction Period Properties shall automatically become Properties subject to the terms of this Lease as more specifically provided in Section 2.2 and thereafter all references hereunder to "Property" or "Properties" and all obligations of the Lessee with respect to the Properties (including specifically without limitation the obligations of the Lessee contained in this Article XVII) shall be deemed to include such Construction Period Properties, and (ii) Lessor may, in addition to the other rights and remedies provided for in this Article XVII and in Section 18.1, terminate this Lease by giving Lessee fifteen (15) days notice of such termination, and this Lease shall terminate, and all rights of Lessee under this Lease shall cease. Lessee shall, to the fullest extent permitted by law, pay as Supplemental Rent all costs and expenses incurred by or on behalf of Lessor, including without limitation reasonable fees and expenses of counsel, as a result of any Lease Event of Default hereunder.

         17.2 Surrender of Possession. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall, upon thirty (30) days written notice, surrender to Lessor possession of the Properties. Lessor may enter upon and repossess the Properties by such means as are available at law or in equity, and may remove Lessee and all other Persons and any and all personal property and Lessee's equipment and personalty and severable Modifications from the Properties. Lessor shall have no liability by reason of any such entry, repossession or removal performed in accordance with applicable law. Upon the written demand of Lessor, Lessee shall return the Properties promptly to Lessor, in the manner and condition required by, and otherwise in accordance with the provisions of, Section 22.1(c) hereof.

         17.3 Reletting. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to
Section 17.1, Lessor may, but shall be under no obligation to, relet any or all of the Properties, for the account of Lessee or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) and for such purposes as Lessor may determine, and Lessor may collect, receive and retain the rents resulting from such reletting. Lessor shall not be liable to Lessee for any failure to relet any Property or for any failure to collect any rent due upon such reletting.

         17.4 Damages. Neither (a) the termination of this Lease as to all or any of the Properties pursuant to Section 17.1; (b) the repossession of all or any of the Properties; nor (c) the failure of Lessor to relet all or any of the Properties, the reletting of all or any portion thereof, nor the failure of Lessor to collect or receive any rentals due upon any such reletting, shall relieve Lessee of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting. If any Lease Event of Default shall have occurred and be continuing and notwithstanding any termination of this Lease pursuant to Section 17.1, Lessee shall forthwith pay to Lessor all Rent and other sums due and payable hereunder to and including the date of such termination. Thereafter, on the days on which the Basic Rent or Supplemental Rent, as applicable, are payable under this Lease or would have been payable under this Lease if the same had not been terminated pursuant to
Section 17.1 and until the end of the Term hereof or what would have been the Term in the absence of such termination, Lessee shall pay Lessor, as current liquidated damages (it being agreed that it would be impossible accurately to determine actual damages) an amount equal to the Basic Rent and Supplemental Rent that are payable under this Lease or would have been payable by Lessee hereunder if this Lease had not been terminated pursuant to Section 17.1, provided that Lessee's obligation to make payments of Basic Rent and Supplemental Rent under this Section 17.4 shall continue only so long as Lessor shall not have received the amounts specified in Section 17.5. The amount of Lessee's liabilities and obligations under this Lease shall not be reduced or offset by any proceeds Lessor may receive from any reletting of any Property, except that the net proceeds, if any, which are actually received by Lessor from reletting of any Property shall be offset against the final liquidated damages amount specified in Section 17.5. In calculating the amount of such net proceeds from reletting, there shall be deducted all of Lessor's, any Holder's, the Agent's and any Lender's reasonable expenses in connection therewith, including repossession costs, brokerage or sales commissions, fees and expenses of counsel and any necessary repair or alteration costs and expenses incurred in preparation for such reletting. To the extent Lessor receives any damages pursuant to this Section 17.4, such amounts shall be regarded as amounts paid on account of Rent. Lessee specifically acknowledges and agrees that its obligations under this Section 17.4 shall be absolute and unconditional under any and all circumstances and shall be paid or performed, as the case may be, without notice or demand and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.

         17.5 Final Liquidated Damages. If a Lease Event of Default shall have occurred and be continuing, whether or not this Lease shall have been terminated pursuant to Section 17.1 and whether or not Lessor shall have collected any current liquidated damages pursuant to Section 17.4, Lessor shall have the right to recover, by demand to Lessee and at Lessor's election, and Lessee shall pay to Lessor, as and for final liquidated damages, but exclusive of the indemnities payable under Section 13 of the Participation Agreement, and in lieu of all current liquidated damages beyond the date of such demand (it being agreed that it would be impossible accurately to determine actual damages) the sum of (a) the Termination Value for all Properties remaining under this Lease, plus (b) all other amounts owing in respect of Rent, Supplemental Rent and other amounts then due and payable under this Lease or any other Operative Agreement. It is intended and agreed that the foregoing amount is and will be liquidated damages and not a penalty. Upon payment of the amount specified pursuant to the first sentence of this Section 17.5, Lessee shall be entitled to receive from Lessor, either at Lessee's request or upon Lessor's election, in either case at Lessee's cost, an assignment of Lessor's entire right, title and interest in and to the Properties, the Improvements, Fixtures, Modifications and Equipment, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of this Lease (including the release of any memoranda of Lease or the Lease Supplement recorded in connection therewith) and any Lessor Liens. The Properties shall be conveyed to Lessee "AS IS" and in their then present physical condition. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, Lessor shall be entitled to the maximum amount allowable under such statute or rule of law; provided, however, Lessee shall not be entitled to receive an assignment of Lessor's interest in the Properties, the Improvements, Fixtures, Modifications or Equipment or documents unless Lessee shall have paid in full the Termination Value and all other amounts due and owing hereunder and under the other Operative Agreements. Lessee specifically acknowledges and agrees that its obligations under this Section
17.5 shall be absolute and unconditional under any and all circumstances and shall be paid or performed, as the case may be, without notice or demand (except as otherwise specifically provided herein) and without any abatement, reduction, diminution, setoff, defense, counterclaim or recoupment whatsoever.

         17.6 Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 17.1, Lessee waives, to the fullest extent permitted by law,
(a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or possession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and (d) any other rights which might otherwise limit or modify any of Lessor's rights or remedies under this Article XVII.

         17.7 Assignment of Rights Under Contracts. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall upon Lessor's demand immediately assign, transfer and set over to Lessor all of Lessee's right, title and interest in and to each agreement executed by Lessee in connection with the purchase, construction, development, use or operation of the Properties (including, without limitation, all right, title and interest of Lessee with respect to all warranty, performance, service and indemnity provisions), as and to the extent that the same relate to the purchase, construction, use and operation of the Properties.

         17.8 Environmental Costs. If a Lease Event of Default shall have occurred and be continuing, and whether or not this Lease shall have been terminated pursuant to Section 17.1, Lessee shall pay directly to any third party (or at Lessor's election, reimburse Lessor) for the cost of any environmental testing or remediation work undertaken respecting any Property as such testing or work is deemed appropriate in the reasonable judgment of Lessor. Lessee shall pay all amounts referenced in the immediately preceding sentence within ten (10) days of any request by Lessor for such payment.

         17.9 Remedies Cumulative. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise, including, without limitation, any mortgage foreclosure remedies.

         17.10 Notice of Default or Event of Default. Lessee shall promptly notify the Lessor and the Agent if any Responsible Officer of Lessee has received notice, or has actual knowledge, of any Default or Event of Default.

         17.11 Option to Purchase or Sell All Properties Upon Certain Changes of Control. If (a) a Change of Control has occurred and is continuing, (b) such Change of Control has not been consented to by, and is not otherwise within the control of, any Wackenhut Control Group Member, and (c) no Lease Event of Default (other than such Change of Control) has occurred and is continuing on the date of the applicable Election Notice or Sale Date, then notwithstanding anything to the contrary in this Article XVII, Lessee may within ten (10) days of such Change of Control give the Lessor and the Agent the Election Notice pursuant to Section 20.1, and may (on a Payment Date occurring not more than 180 and not less than 120 days after such Election Notice) purchase or remarket all of the Properties in accordance with, and subject to the conditions set forth in, Section 20.1 and Article XXII. Provided no Lease Event of Default (other than such Change of Control) has occurred and is continuing, then during the 10-day period described in this paragraph for delivery of Lessee's Election Notice, Lessor shall not remarket the Properties without Lessee's consent.

         17.12 Lessee's Purchase Option During Default. If a Lease Event of Default that is not within the control of Lessee has occurred and is continuing, and such Lease Event of Default could not reasonably be cured by Lessee within any applicable grace period, and Lessee exercises its option to purchase a Property (the "affected Property") in accordance with Section 20.1 (without regard to the limitations contained in the first sentence of Section 20.1 regarding the absence of Lease Events of Default) within fifteen (15) days of the occurrence of such Lease Event of Default, the purchase of the affected Property within such 15-day period shall be deemed to have cured such Lease Event of Default to the extent such Lease Event of Default is no longer continuing with respect to any other Property remaining subject to this Lease after such purchase of the affected Property.

                                  ARTICLE XVIII

         18.1 Lessor's Right to Cure Lessee's Lease Defaults. Lessor, without waiving or releasing any obligation or Lease Event of

Default, may (but shall be under no obligation to) remedy any Lease Event of Default for the account and at the sole cost and expense of Lessee, including the failure by Lessee to maintain the insurance required by Article XIV, and may, to the fullest extent permitted by law, and notwithstanding any right of quiet enjoyment in favor of Lessee, enter upon any Property, or real property owned or leased by Lessee and take all such action thereon as may be necessary or appropriate therefor. No such entry shall be deemed an eviction of any lessee. All reasonable out-of-pocket costs and expenses so incurred (including without limitation reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall be paid by Lessee to Lessor on demand.

                                   ARTICLE XIX

         19.1 Provisions Relating to Lessee's Exercise of its Purchase Option. Subject to Section 19.2, in connection with any termination of this Lease with respect to any Property pursuant to the terms of Section 16.2, or in connection with Lessee's exercise of its Purchase Option or its option to purchase a Property pursuant to Section 20.1, upon the date on which this Lease is to terminate with respect to a Property or all of the Properties, and upon tender by Lessee of the amounts set forth in Sections 16.2(b), 20.1 or 20.2, as applicable, Lessor shall execute and deliver to Lessee (or to Lessee's designee) at Lessee's cost and expense an assignment of Lessor's entire interest in the applicable Property, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of this Lease and any Lessor Liens attributable to Lessor but without any other warranties (of title or otherwise) from the Lessor. The applicable Property shall be conveyed to Lessee "AS IS" "WHERE IS" and in then present physical condition. In addition, Lessor shall, upon Lessee's request and at Lessee's expense, execute and deliver any documents (including any appropriate releases of or amendments to financing statements or recorded memoranda of this Lease) necessary to release the Lien of this Lease on the applicable Property.

         19.2 No Termination With Respect to Less than All of a Property. Lessee shall not be entitled to exercise its Purchase Option separately with respect to Property consisting of Land, Equipment and Improvements but shall be required to exercise its Purchase Option with respect to an entire Property.

                                   ARTICLE XX

         20.1 Individual Purchase Option. Subject to the restrictions set forth in this paragraph and provided no Default or Event of Default shall have occurred and be continuing and provided that the Election Notice referred to in
Section 20.2 has not been delivered, Lessee shall have the option, exercisable by giving the Agent and Lessor no more than one hundred twenty (120) days and no less than sixty (60) days irrevocable written notice of Lessee's election to exercise such option, to purchase any Property (whether or not the Basic Term shall have commenced for such Property) on a Scheduled Interest Payment Date as identified in such written notice, at a price equal to the Termination Value for such Property and all Rent then due and owing and all other amounts then due and owing (by the Lessee or the Construction Agent) under this Lease or under any other Operative Agreement (including without limitation amounts, if any, described in clause FIRST of Section 22.2) (which the parties do not intend to be a "bargain" purchase price); and, upon receipt of such amount, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to such Property in accordance with Section 19.1 as of the Scheduled Interest Payment Date on which such purchase occurs. The foregoing notwithstanding, Lessee may not purchase any Property or Properties pursuant to this Section 20.1 if the Property Cost of the Property or Properties then under consideration for purchase (collectively, the "Intended Acquisition Properties") plus the aggregate Property Cost of all Properties then or previously purchased by Lessee or the Construction Agent (including without limitation purchases pursuant to, as a result of or otherwise relating to any exercise of the purchase option pursuant to this Section 20.1, any Default, any Event of Default, any Casualty, any Condemnation or any Environmental Violation) on a cumulative basis exceeds 20% of the aggregate of the Maximum Expected Property Costs (as of the date of determination) of all properties that have at any time been Properties (including without limitation any Intended Acquisition Properties and any other Properties then or previously purchased by the Lessee or retained by the Lessor), unless the Agent (at Lessee's sole expense) obtains Appraisals of the remaining Properties (excluding any Intended Acquisition Properties) showing an aggregate appraised value equal to or greater than 85% of the aggregate Maximum Expected Property Costs of such remaining Properties. For the purposes of this paragraph, "Maximum Expected Property Cost" with respect to any Property, as of the date of determination, shall mean (A) with respect to any Property then subject to the Lease, the Property Cost of such Property, or (B) with respect to any Construction Period Property, the greater of the Property cost or expected maximum Property Cost (based on the applicable Construction Budgets) for such Property, or (C) with respect to any property that was previously, but is not then, a Property, the highest Property Cost of such property when it was a Property.

         20.2 Purchase or Sale Option. Not less than 120 days and no more than 180 days prior to the Expiration Date or any Payment Date occurring after the Construction Period Termination Date, Lessee may give Lessor and Agent irrevocable written notice (the "Election Notice") that Lessee is electing to exercise either (a) the option to purchase all, but not less than all, of the Properties on such Expiration Date or Payment Date (the "Purchase Option") or
(b) the option to remarket all of the Properties and cause a sale of all of the Properties pursuant to the terms of Section 22.1 (the "Sale Option"), such sale to occur on such Expiration Date or Payment

Date. If Lessee does not give an Election Notice indicating the Sale Option at least 120 days and not more than 180 days prior to the Expiration Date, then Lessee shall be deemed to have elected the Purchase Option for the Expiration Date. Lessor shall have no obligation to sell any Property unless all of the Properties are sold on the respective Expiration Date or Payment Date. If Lessee shall (i) elect (or be deemed to elect) to exercise the Purchase Option, or (ii) elect to remarket all of the Properties pursuant to Section 22.1 and fail to deliver the environmental report required by Section 10.2 at the time specified in such Section, or (iii) elect to remarket all of the Properties pursuant to
Section 22.1 and fail to cause all of the Properties to be sold in accordance with the terms of Section 22.1 on the respective Expiration Date or Payment Date on which such a sale of all of the Properties is required in connection with such election, then in each case, Lessee shall pay to Lessor on such Expiration Date or Payment Date an amount (the "Purchase Option Price") equal to the Termination Value for all the Properties (which the parties do not intend to be a "bargain" purchase) plus all Rent and other amounts then due and payable under this Lease or under any other Operative Agreement (including without limitation the amounts described in clause FIRST of Section 22.2), and, upon receipt of such amount, Lessor shall transfer to Lessee all of Lessor's right, title and interest in and to the Properties in accordance with Section 19.1. Lessee may not elect the Sale Option, and Lessor shall have no obligation to sell any Property pursuant to Section 22.1, if a Lease Event of Default has occurred and is continuing on the date of the Election Notice or the Sale Date. Upon any purchase or sale of all the Properties pursuant to this Section 20.2 or Section 22.1, the Expiration Date shall be deemed to have occurred on the date of such purchase or sale.

         20.3 Accounting Changes. Although neither Lessor, the Agent, NCMI, nor any Lender or Holder makes any representation or warranty with respect to the Lessee's accounting treatment of this transaction, Lessee represents that a material incentive for Lessee to enter into this Lease is the advice of the Lessee's independent auditors that this Lease may be treated as an operating lease for financial accounting purposes under the applicable rules and interpretations of the Financial Accounting Standards Board and/or the Securities Exchange Commission (the "Lease Accounting Rules") in effect as of the date of this Lease. In the event that Lessee's independent auditors shall determine that any subsequent change in the Lease Accounting Rules will preclude the Lessee (or raise a substantial question as to whether the Lessee is precluded) from continuing to account for this Lease as an operating lease with substantially the same financial accounting benefits as before the change in Lease Accounting Rules, then the Lessee shall so notify the Lessor and the Agent in writing of such determination by its auditors; and Lessee may elect (by delivery of irrevocable written notice of such election to the Lessor and the Agent) to purchase all of the Properties or to cause all of the Properties to be transferred to a third party transferee designated by Lessee

(such purchase or transfer to be consummated on a date (the "Accounting
Change Transfer Date") specified by Lessee in such notice and in any event within sixty (60) days after the date of such notice). On the Accounting Change Transfer Date (whether the Properties are to be purchased by Lessee or transferred to a third party), Lessee shall pay to Lessor an amount equal to the Termination Value for all the Properties (which the parties do not intend to be a "bargain" purchase) plus all Rent and other amounts then due and payable under this Lease or under any other Operative Agreement (including without limitation the amounts described in clause FIRST of Section 22.2), and, upon receipt of such amount, Lessor shall transfer to Lessee (or to the third party designated by Lessee) all of Lessor's right, title and interest in and to the Properties in accordance with Section 19.1 and the Expiration Date shall be deemed to have occurred on the date of such transfer (without giving Lessee the right to remarket Properties pursuant to Section 22.1).


                                   ARTICLE XXI

         21.1     Renewal.

                  (a) Provided that no Lease Event of Default shall have occurred and be continuing at the Basic Term Expiration Date or at the expiration of any Extended Term, Lessee may renew this Lease (the "Renewal Option") for an Extended Term of one year upon not more than one hundred eighty (180) days and not less than one hundred twenty
         (120) days prior written notice to Lessor, with respect to all, but not less than all Properties (excluding Properties previously repurchased by Lessee pursuant to Section 20.1), provided further that the Term shall not be extended pursuant to this Section 21.1(a) beyond June 19, 2002. If Lessee will not have given an Election Notice pursuant to
         Section 20.2 at least one hundred twenty (120) days and not more than one hundred eighty (180) days prior to the final day of the Basic Term or the first or second Extended Term, then Lessee shall be deemed to have elected the Renewal Option for the Basic Term Expiration Date.


                  (b) Each renewal of this Lease for an Extended Term pursuant to Section 21.1(a) shall be on the same terms and conditions as those set forth in this Lease for the original Basic Term (which the parties do not intend to be "bargain" renewals).

                                  ARTICLE XXII

         22.1     Sale Procedure.

                  (a) During the Marketing Period, Lessee, on behalf of the Lessor, shall obtain bids for the cash purchase of all of the Properties in connection with a sale to one or more purchasers (other than Lessee or any Affiliate of Lessee) to be consummated on the applicable Expiration Date or Payment Date for the highest price available, shall notify Lessor promptly of the name and address of each prospective purchaser and the cash price which each prospective purchaser shall have offered to pay for any Property and shall provide Lessor with such additional information about the bids and the bid solicitation procedure as Lessor may reasonably request from time to time. Lessor may reject any and all bids and may assume sole responsibility for obtaining bids by giving Lessee written notice to that effect; provided, however, that notwithstanding the foregoing, Lessor may not reject the highest bids for the Properties submitted by the Lessee if (i) such bids, in the aggregate, are greater than or equal to the sum of the Limited Recourse Amount for all of the Properties, plus all reasonable costs and expenses referred to in clause FIRST of Section 22.2 and represent bona fide offers from one or more third party purchasers, and (ii) prior to Lessor's acceptance of any such bid, Lessee has delivered to the Agent cash collateral in an amount not less than the anticipated Deficiency Balance (as defined in Section 22.1(b) below) as determined by the Agent. If the price which a prospective purchaser or purchasers shall have offered to pay for the Properties is less than the sum of the Limited Recourse Amount plus all reasonable costs and expenses referred to in clause FIRST of
         Section 22.2, Lessor may elect to retain the Properties by giving Lessee prior written notice of Lessor's election to retain the Properties, and upon receipt of such notice, Lessee shall surrender the Properties to Lessor pursuant to Section 10.1. Unless Lessor shall have elected to retain the Properties pursuant to the preceding sentence, Lessee shall arrange for Lessor to sell the Properties free and clear of the Lien of this Lease and any Lessor Liens attributable to it, without recourse or warranty (of title or otherwise), for cash on the last day of the Marketing Period (such date being hereafter referred to as the "Sale Date") to the purchaser or purchasers identified by Lessee or Lessor, as the case may be; provided, however, solely as to Lessor or the Trust Company, in its individual capacity, any Lessor Lien shall not constitute a Lessor Lien so long as Lessor or the Trust Company, in its individual capacity, is diligently contesting such Lessor Lien by appropriate proceedings in good faith; and provided further that (except as expressly permitted by Section 17.11) Lessor shall have no obligation to sell any Property if a Lease Event of Default has occurred and is continuing on the Date of the Election Notice or the Sale Date. Lessee shall surrender the Property so sold or subject to such documents to each purchaser in the condition specified in Section 10.1. Lessee shall not take or fail to take any action which would have the effect of unreasonably discouraging bona fide third party bids for any Property. Lessor shall have no obligation to sell any

         Property on the Sale Date unless all of the Properties are sold (and Lessor has received full payment therefor in cash in the amount required pursuant to this Section 22.1) on the Sale Date. If all of the Properties are not either (i) sold on the Sale Date in accordance with the terms of this Section 22.1, or (ii) retained by the Lessor pursuant to an affirmative election made by the Lessor pursuant to the third sentence of this Section 22.1(a), then the Lessee shall be obligated to pay the Lessor on the Sale Date an amount equal to the Termination Value for all of the Properties (plus all Rent and other amounts then due and payable under this Lease and any other Operative Agreements) in accordance with the terms of Section 20.2.

                  (b) If the Properties are sold on the Sale Date to one or more third party purchasers in accordance with the terms of Section 22.1(a) and the aggregate purchase price paid for the Properties minus the sum of all costs and expenses referred to in clause FIRST of Section 22.2 is less than the sum of the aggregate Termination Values for all of the Properties plus all Rent and other amounts then due and payable under this Lease and under any other Operative Agreements (hereinafter such difference shall be referred to as the "Deficiency Balance"), then the Lessee hereby unconditionally promises to pay to the Lessor on the Sale Date the lesser of (i) the Deficiency Balance, or (ii) the Maximum Residual Guarantee Amount for all of the Properties. If the Properties are retained by the Lessor pursuant to an affirmative election made by the Lessor pursuant to the third sentence of Section 22.1(a), then the Lessee hereby unconditionally promises to pay to the Lessor on the Sale Date an amount equal to the Maximum Residual Guarantee Amount for all of the Properties.

                  (c) In the event that the Properties are either sold to one or more third party purchasers on the Sale Date or retained by the Lessor in connection with an affirmative election made by the Lessor pursuant to the third sentence of Section 22.1(a), then in either case on the Sale Date the Lessee shall provide Lessor or such third party purchasers with (i) all permits, certificates of occupancy, governmental licenses and authorizations necessary to use and operate such Property for its intended purposes, (ii) such easements, licenses, rights-of-way and other rights and privileges in the nature of an easement as are reasonably necessary or desirable in connection with the use, repair, access to or maintenance of such Property for its intended purpose or otherwise as the Lessor shall reasonably request, and (iii) a services agreement covering such services as Lessor or such third party purchaser may request in order to use and operate a Property for its intended purposes at such rates (not in excess of arm's-length fair market rates) as shall be acceptable to Lessee and Lessor or such third party purchaser. All assignments, licenses, easements, agreements and other deliveries required by clauses (i) and (ii) of this paragraph (c) shall be in form reasonably satisfactory to the Lessor or such third party purchaser, as applicable, and shall be fully assignable (including both primary assignments and assignments given in the nature of security) without payment of any fee, cost or other charge.

         22.2 Application of Proceeds of Sale. The Lessor shall apply the proceeds of sale of any Property in the following order of priority:

                          (i) FIRST, to pay or to reimburse Lessor for the payment of all reasonable costs and expenses incurred by Lessor in connection with the sale;

                         (ii)   SECOND, so long as the Participation
              Agreement, the Credit Agreement or the Trust Agreement is in effect and any Loan, Holder Advance or any other amount is owing to the Lenders, the Holders or any other Person under any Operative Agreement, to the Agent to be applied pursuant to inter-creditor provisions between the Lenders and the Holders contained in the Operative Agreements; and

                        (iii)   THIRD, to the Lessee.

         22.3 Indemnity for Excessive Wear. If the proceeds of the sale described in Section 22.1 with respect to the Properties, less all expenses incurred by Lessor in connection with such sale, shall be less than the Limited Recourse Amount with respect to the Properties, and at the time of such sale it shall have been reasonably determined (pursuant to the Appraisal Procedure) that the Fair Market Sales Value of the Properties, shall have been impaired by greater than expected wear and tear during the term of the Lease, Lessee shall pay to Lessor within ten (10) days after receipt of Lessor's written statement
(i) the amount of such excess wear and tear determined by the Appraisal Procedure or (ii) the amount of the Net Sale Proceeds Shortfall, whichever amount is less.

         22.4 Appraisal Procedure. For determining the Fair Market Sales Value of any Property or any other amount which may, pursuant to any provision of any Operative Agreement, be determined by an appraisal procedure, Lessor and Lessee shall use the following procedure (the "Appraisal Procedure"). Lessor and Lessee shall endeavor to reach a mutual agreement as to such amount for a period of ten
(10) days from commencement of the Appraisal Procedure under the applicable section of the Lease, and if they cannot agree within ten (10) days, then two qualified appraisers, one chosen by Lessee and one chosen by Lessor, shall mutually agree thereupon, but if either party shall fail to choose an appraiser within twenty (20) days after notice from the other party of the selection of its appraiser, then the appraisal by such appointed appraiser shall be binding on Lessee and Lessor. If the two appraisers cannot agree within twenty
(20) days after both shall have been appointed, then a third appraiser shall be selected by the two appraisers or, failing agreement as to such third appraiser within (30) days after both shall have been appointed, by the American Arbitration Association. The decisions of the three appraisers shall be given within twenty (20) days of the appointment of the third appraiser and the decision of the appraiser most different from the average of the other two shall be discarded and such average shall be binding on Lessor and Lessee; provided that if the highest appraisal and the lowest appraisal are equidistant from the third appraisal, the third appraisal shall be binding on Lessor and Lessee. The fees and expenses of the appraiser appointed by Lessee shall be paid by Lessee; the fees and expenses of the appraiser appointed by Lessor shall be paid by Lessor (such fees and expenses not being indemnified pursuant to Section 13 of the Participation Agreement); and the fees and expenses of the third appraiser shall be divided equally between Lessee and Lessor.

         22.5 Certain Obligations Continue. During the Marketing Period, the obligation of Lessee to pay Rent with respect to the Properties (including the installment of Basic Rent due on the applicable Expiration Date or Payment Date) shall continue undiminished until payment in full to Lessor of the sale proceeds, if any, the Maximum Residual Guarantee Amount, the amount due under
Section 22.3, if any, and all other amounts due to Lessor with respect to all Properties. Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise to take action in connection with any such sale, other than as expressly provided in this Article XXII.

                                  ARTICLE XXIII

         23.1 Holding Over. If Lessee shall for any reason remain in possession of a Property after the expiration or earlier termination of this Lease as to such Property (unless such Property is conveyed to Lessee), such possession shall be as a tenancy at sufferance during which time Lessee shall continue to pay Supplemental Rent that would be payable by Lessee hereunder were the Lease then in full force and effect with respect to the Property and Lessee shall continue to pay Basic Rent at 110% of the Basic Rent that would otherwise be due and payable at such time. Such Basic Rent shall be payable from time to time upon demand by Lessor and such additional 10% amount shall be applied by the Lessor to the payment of the Loans pursuant to the Credit Agreement and the Holder Advances pursuant to the Trust Agreement pro rata between the Loans and the Holder Advances. During any period of tenancy at sufferance, Lessee shall, subject to the first sentence of this paragraph, be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continue their occupancy and use of such Property. Nothing contained in this Article XXIII shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease as to any Property (unless such Property is conveyed to Lessee) and nothing contained herein shall be read or construed as preventing Lessor from maintaining a suit for possession of such Property or exercising any other remedy available to Lessor at law or in equity.

                                  ARTICLE XXIV

         24.1 Risk of Loss. During the Term, unless Lessee shall not be in actual possession of the Property in question solely by reason of Lessor's exercise of its remedies of dispossession under Article XVII, the risk of loss or decrease in the enjoyment and beneficial use of such Property as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Lessee, and Lessor shall in no event be answerable or accountable therefor.

                                   ARTICLE XXV

         25.1 Assignment.

              (a) Subject to Section 2.5 above, Lessee may not assign this Lease or any of its rights or obligations hereunder in whole or in part to any Person without the prior written consent of the Agent and the Lessor, with such consent to be given or withheld in the sole discretion of each such party.

              (b) No such assignment or other relinquishment of possession to any Property shall in any way discharge or diminish any of the obligations of Lessee to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease.

         25.2 Subleases.

              (a) Promptly but in any event within five (5) days following the execution and delivery of any sublease permitted by this Article XXV, Lessee shall notify Lessor and the Agent of the execution of such sublease. As of the date of each Lease Supplement, Lessee shall lease the respective Properties described in such Lease Supplement from Lessor, and any existing tenant respecting such Property shall automatically be deemed to be a subtenant of Lessee and not a tenant of Lessor.

              (b) Lessee may, without the consent of Lessor, sublet not more than twenty percent (20%) of the square footage of the Improvements on any specific Property to sublessees who use the sublet portion of the Improvements only for educational purposes, job training, food and commissary services or maintenance purposes; provided that in any event, Lessee shall remain fully liable for all obligations (including without limitation all Rent and other obligations with respect to such subleased Properties and any other Properties) under this Lease, each Lease Supplement and the other Operative Agreements. Any such sublease of any Property shall be on commercially reasonable terms and at market rates, and such Property shall continue to be used for the purposes set forth in this paragraph and in the definition of "Property." Except as set forth in this Section 25.2(b), Lessee may not sublet any Property or portion thereof without first obtaining the prior written consent of the Lessor and the Agent, which consent may be given or withheld in the sole discretion of each such party.

              (c) No such sublease or other relinquishment of possession to any Property shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder and Lessee shall remain directly and primarily liable under this Lease as to the Property, or portion thereof, so sublet.

              (d) Any sublease of any Property or portion thereof shall be subject, and expressly subordinate to the rights of the Lessor, the Agent, the Lenders and the Holders under this Lease, the Security Agreement, each Mortgage Instrument and all other Operative Agreements. Each insurance policy carried by Lessee pursuant to Article XIV hereof shall be endorsed to name each sublessee under any such sublease as an additional insured. Prior to the effectiveness of any such sublease, Lessee shall deliver a copy thereof to the Lessor and the Agent.

                                  ARTICLE XXVI

         26.1 No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

                                  ARTICLE XXVII

         27.1 Acceptance of Surrender. No surrender to Lessor of this Lease or of all or any portion of any Property or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by Lessor and the Agent, and no act by Lessor or the Agent or any representative or agent of Lessor or the Agent, other than a written acceptance, shall constitute an acceptance of any such surrender.

         27.2 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) any right, title or interest in any Property, (c) any Notes, or (d) a beneficial interest in Lessor.

                                 ARTICLE XXVIII

         28.1 Incorporation of Covenants.

              (a) Reference is made to that certain Credit Agreement dated as of June 19, 1997 (the "Existing Wackenhut Corrections Credit Agreement") among Wackenhut Corrections, the lenders party thereto, and NationsBank, National Association, as Agent. Further reference is made to the covenants contained in Article VII and Article VIII of the Existing Wackenhut Corrections Credit Agreement (hereinafter referred to as the "Incorporated Covenants"). The Lessee agrees with the Lessor that, effective as of the date hereof (whether or not the Basic Term has commenced with respect to any Property), the Incorporated Covenants (and all other relevant provisions of the Existing Wackenhut Corrections Credit Agreement related thereto) are hereby incorporated by reference into this Lease and into the Guaranty Agreement to the same extent and with the same effect as if set forth fully herein and therein and shall inure to the benefit of the Lessor, without giving effect to any waiver, amendment, modification or replacement of the Existing Wackenhut Corrections Credit Agreement or any term or provision of the Incorporated Covenants occurring subsequent to the date of this Lease, except to the extent otherwise specifically provided in the following provisions of this paragraph. In the event a waiver is granted under the Existing Wackenhut Corrections Credit Agreement or an amendment or modification is executed with respect to the Existing Wackenhut Corrections Credit Agreement, and such waiver, amendment or modification affects the Incorporated Covenants, then such waiver, amendment or modification shall be effective with respect to the Incorporated Covenants as incorporated by reference into this Lease only if consented to in writing by the Majority Lenders and the Agent. In the event of any replacement of the Existing Wackenhut Corrections Credit Agreement with a similar credit facility (the "New Facility") the covenants contained in the New Facility which correspond to the covenants contained in Articles VII and VIII of the Existing Wackenhut Corrections Credit Agreement shall become the Incorporated Covenants hereunder only if consented to in writing by the Majority Lenders and the Agent, and, if such consent is not granted, then the covenants contained in Articles VII and VIII of the Existing Wackenhut Corrections Credit Agreement (together with any modifications or amendments approved in accordance with this paragraph) shall continue to be the Incorporated Covenants hereunder. If the Existing Wackenhut Corrections Credit Agreement (or any such New Facility, as the case may be) is terminated and not replaced, then the covenants contained in Articles VII and VIII of the Existing Wackenhut Corrections Credit Agreement (together with any modifications or amendments thereto, or covenants of the New Facility, in each case approved in accordance with this paragraph) shall continue to be the Incorporated Covenants hereunder.

              (b) Financial Information, Reports, Notices, Etc. Without limiting the generality of the foregoing, from and after the date hereof (whether or not the Basic Term has commenced with respect to any Property), to the extent that the Incorporated Covenants require Wackenhut Corrections or any of its Subsidiaries to deliver any financial statement, certificate, notice, report, or other document or information to the Existing Credit Agent (or any other agent under the applicable credit facility), the Lessee shall, and shall cause Wackenhut Corrections to, simultaneously deliver a copy of such financial statement, certificate, notice, report, document or information to the Agent, each Lender and (upon Lessor's request) the Lessor.

                                  ARTICLE XXIX

         29.1 Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and delivered personally or by a nationally recognized overnight courier service or mailed (by registered or certified mail, return receipt requested, postage prepaid) or telecopied with a confirming notice, addressed to the respective parties, as follows:

         If to Lessee:

                  Wackenhut Corrections Corporation
                  4200 Wackenhut Drive, #100
                  Palm Beach Gardens, Florida 33410-4243
                  Attention: Mr. David Watson, Controller
                                 and Chief Accounting Officer
                  Telephone No.: (800) 666-5640 Ext. 6646
                  Telecopy No.: (561) 691-6473

         If to Lessor:

                  First Security Bank, National Association
                  79 South Main Street
                  Salt Lake City, Utah 84111
                  Attention: Val T. Orton
                  Telephone No.:  (801) 246-5630
                  Telecopy No.:   (801) 246-5053
with a copy to the Agent:

              NationsBank, National Association
              100 Southeast 2nd Street
              FL7-950-14-02
              Miami, Florida 33131
              Attention: Maria Conroy
              Telephone No.: (305) 533-2428
              Telecopy No.:  (305) 533-2437

or such additional parties or other address as such party may hereafter designate, and shall be effective upon receipt or refusal thereof.

                                   ARTICLE XXX

         30.1 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against and liabilities of Lessee or Lessor arising from events commencing prior to the expiration or earlier termination of this Lease shall survive such expiration or earlier termination. If any provision of this Lease shall be held to be unenforceable in any jurisdiction, such unenforceability shall not affect the enforceability of any other provision of this Lease and such jurisdiction or of such provision or of any other provision hereof in any other jurisdiction.

         30.2 Amendments and Modifications. Neither this Lease, any Lease Supplement nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by Lessor and Lessee.

         30.3 Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         30.4 Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         30.5 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

         30.6 GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

         30.7 Calculation of Rent. All calculation of Rent payable hereunder shall be computed based on the actual number of days elapsed over a year of 360 days.

         30.8 Memoranda of Lease and Lease Supplements. This Lease shall not be recorded; provided Lessor and Lessee shall promptly record (a) a memorandum of this Lease (in substantially the form of Exhibit C-1 attached hereto) regarding each Property (that is not then a Completed Property) promptly after the acquisition thereof in the local filing office with respect thereto and (b) a memorandum of this Lease and the applicable Lease Supplement (in substantially the form of Exhibit C-2 attached hereto) regarding each Property that is (at the time of acquisition) or subsequently becomes a Completed Property, promptly after the date of acquisition or Completion thereof (as the case may be) in the local filing office with respect thereto, in all cases at Lessee's cost and expense, and as required under applicable law to sufficiently evidence this Lease or any such Lease Supplement in the applicable real estate filing records.

         30.9 Allocations between the Lenders and the Holders. Notwithstanding any other term or provision of this Lease to the contrary, the allocations of the proceeds of the Properties and any and all other Rent and other amounts received hereunder shall be subject to the inter-creditor provisions between the Lenders and the Holders contained in the Operative Agreements (or as otherwise agreed among the Lenders and the Holders from time to time).

         30.10 Limitations on Recourse. Notwithstanding anything contained in this Lease to the contrary, Lessee agrees to look solely to Lessor's estate and interest in the Properties for the collection of any judgment requiring the payment of money by Lessor in the event of liability by Lessor, and no other property or assets of Lessor or any shareholder, owner or partner (direct or indirect) in or of Lessor, or any director, officer, employee, beneficiary, Affiliate of any of the foregoing shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Lessee under or with respect to this Lease, the relationship of Lessor and Lessee hereunder or Lessee's use of the Properties or any other liability of Lessor to Lessee, except to the extent expressly provided in Section 14.11(b) of the Participation Agreement. Nothing in this Section shall be interpreted so as to limit the terms of Sections 6.1 or 6.2.

         30.11 WAIVERS OF JURY TRIAL. THE LESSOR AND THE LESSEE IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE OR ANY COUNTERCLAIM THEREIN.

         30.12 Original Leases. The single executed original of this Lease marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the original executed counterpart of this Lease (the "Original Executed Counterpart"). To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

         30.13 Mortgage Grant and Remedies. Without limiting any other remedies set forth in this Lease, in the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust, security deed or other secured financing as is the intent of the parties, then the Lessor and the Lessee agree that the Lessee hereby grants, bargains, sells, conveys, mortgages, and grants a security interest in each Property to Lessor WITH POWER OF SALE to secure the payment of all sums due and owing by Lessee or the Construction Agent hereunder or under any other Operative Agreement, and that, upon the occurrence of any Event of Default, the Lessor shall have the power and authority, to the extent provided by law or the Operative Agreements, after prior notice and lapse of such time as may be required by law, to foreclose its interest (or cause such interest to be foreclosed) in all or any part of any Property, to appoint or obtain the appointment of a receiver for all or any part of the Property, and to exercise any other right or remedy that may be available under applicable law to the holder of a mortgage, deed of trust, security deed or other secured financing.

         30.14 Exercise of Lessor Rights. The Lessee hereby acknowledges and agrees that the rights and powers of the Lessor under this Lease have been collaterally assigned to the Agent pursuant to the terms of the Security Agreement and the other Operative Agreements, and that the Lessor has encumbered the Properties by various Mortgage Instruments made by the Lessor in favor of the Agent, all as security for certain indebtedness and obligations described therein of the Lessor to the Agent, the Lenders and the Holders under the Operative Agreements. Lessee hereby consents to said assignment and said Mortgage Instruments in favor of the Agent and further acknowledges and agrees as follows:

                  (a) In the event that a court of competent jurisdiction rules that this Lease constitutes a mortgage, deed of trust, security deed or other secured financing as is the intent of the parties, then the Lessor and the Lessee agree that the Lessor's collateral assignment of this Lease to the Agent shall be deemed to be a collateral assignment of such mortgage, deed of trust, security deed or other secured financing, and the Agent as such collateral assignee shall be entitled to exercise any and all rights and remedies of the Lessor set forth herein during the existence of any Event of Default, including without limitation the Lessor's rights to obtain a receiver, to obtain possession of the Properties and the rents and revenues thereof, to foreclose this Lease, to sell the Lessee's interest in the Properties, and to exercise any other rights or remedies that may then be available to the Lessor under applicable law on account of such Event of Default.

                  (b) Lessee's interest in the Properties is junior and subordinate to the lien of any Mortgage Instruments made by the Lessor in favor of the Agent against the respective Properties from time to time in connection with the Operative Agreements; provided, however, that for so long as no Event of Default shall have occurred and be continuing, (i) the Agent shall not disturb Lessee's possession of the Properties through any foreclosure or other remedial action against the Properties under any Mortgage Instrument, and (ii) if Lessor's interest in any Property shall be transferred to any Person other than the Lessee as the result of the Agent's foreclosure or other remedial action under any Mortgage Instrument, the Lessee shall (upon request of the Agent) attorn to such transferee and recognize the transferee as the Lessee's landlord under this Lease.

                  (c) During the existence of an Event of Default, the Agent as holder of the Mortgage Instruments and as collateral assignee of this Lease may exercise any and all rights and remedies that may then be available under applicable law to the Agent in either or both capacities, whether exercised singly, successively or concurrently. Without limiting the generality of the foregoing, the Agent as collateral assignee may enforce the Lessee's payment obligations under this Lease (regardless of whether this Lease shall be deemed a mortgage, deed of trust, security deed or other secured financing) even if Lessee's interest and estate in any Property under this Lease shall have been extinguished or forfeited under applicable law through the foreclosure or other enforcement of any Mortgage Instrument.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and delivered as of the date first above written.

WITNESS:                                  WACKENHUT CORRECTIONS
                                          CORPORATION, as Lessee

By:                                       By:
   ------------------------------            -----------------------------------
Name:                                     Name:  George C. Zoley
     ----------------------------         Title: Chief Executive Officer



                                          FIRST SECURITY BANK,
                                          NATIONAL ASSOCIATION,
                                          not individually, but
                                          solely as Owner
                                          Trustee under the
                                          Wackenhut Corrections
WITNESS:                                  Trust 1997-1, as Lessor


By:                                       By:
   ------------------------------            ----------------------------------
Name:                                     Name:  Val T. Orton
     ----------------------------         Title: Vice President


Receipt of this original
counterpart of the foregoing
Lease is hereby acknowledged
as of the date hereof

NATIONSBANK, NATIONAL ASSOCIATION,
as Agent


By:
   -------------------------------
Name:  Maria Conroy
Title: Senior Vice President


                              SIGNATURE PAGE 1 OF 1

                                                        EXHIBIT A TO THE LEASE


                             LEASE SUPPLEMENT NO. __

         THIS LEASE SUPPLEMENT NO. __ (this "Lease Supplement") dated as of [__________] between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as Owner Trustee under the Wackenhut Corrections Trust 1997-1, as lessor (the "Lessor"), and WACKENHUT CORRECTIONS CORPORATION, as lessee (the "Lessee").

         WHEREAS, the Lessor is the owner or will be the owner of the Property described on Schedule I hereto (the "Leased Property") and wishes to lease the same to Lessee;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS; RULES OF USAGE. For purposes of this Lease Supplement, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Participation Agreement, dated as of June 19, 1997, among the WACKENHUT CORRECTIONS CORPORATION, as Construction Agent, Lessee, the Lessor, not individually, except as expressly stated therein, but solely as Owner Trustee under the Wackenhut Corrections Trust 1997-1, the Holders party thereto, the Lenders party thereto, and NationsBank, National Association, as Agent for the Lenders (as such agreement may be amended, modified, supplemented or restated from time to time).

         SECTION 2. THE PROPERTIES. Attached hereto as Schedule I is the description of the Leased Property, with an Equipment Schedule attached hereto as Schedule I-A, an Improvement Schedule attached hereto as Schedule I-B and a legal description of the Land for such Project attached hereto as Schedule I-C. Effective upon the execution and delivery of this Lease Supplement by the Lessor and the Lessee, the Leased Property shall be subject to the terms and provisions of the Lease.

         SECTION 3. USE OF PROPERTY. At all times during the Term with respect to each Property, Lessee will comply with all obligations under and (to the extent no Event of Default has occurred and is continuing and provided that such exercise will not impair the value of such Property) shall be permitted to exercise all rights and remedies under, all operation and easement agreements and related or similar agreements applicable to such Property.

         SECTION 4. RATIFICATION. Except as specifically modified hereby, the terms and provisions of the Lease and the Operative

Agreements are hereby ratified and confirmed and remain in full force and effect.

         SECTION 5. ORIGINAL LEASE SUPPLEMENT. The single executed original of this Lease Supplement marked "THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART" on the signature page thereof and containing the receipt of the Agent therefor on or following the signature page thereof shall be the original executed counterpart of this Lease Supplement (the "Original Executed Counterpart"). To the extent that this Lease Supplement constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

         SECTION 6. GOVERNING LAW. THIS LEASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE
OF ________________ WITHOUT REGARD TO ANY OTHERWISE APPLICABLE
PRINCIPLES OF CONFLICT OF LAWS.

         SECTION 7. MORTGAGE GRANT AND REMEDIES. Without limiting any other remedies set forth in the Lease, in the event that a court of competent jurisdiction rules that the Lease constitutes a mortgage, deed of trust, security deed or other secured financing as is the intent of the parties, then the Lessor and the Lessee agree that the Lessee hereby grants, bargains, sells, conveys, mortgages, and grants a security interest in each Property to Lessor WITH POWER OF SALE to secure the payment of all sums due and owing by Lessee or the Construction Agent hereunder or under any other Operative Agreement, and that, upon the occurrence of any Event of Default, the Lessor shall have the power and authority, to the extent provided by law or the Operative Agreements, after prior notice and lapse of such time as may be required by law, to foreclose its interest (or cause such interest to be foreclosed) in all or any part of any Property, to appoint or obtain the appointment of a receiver for all or any part of the Property, and to exercise any other right or remedy that may be available under applicable law to the holder of a mortgage, deed of trust, security deed or other secured financing.

         SECTION 8. EXERCISE OF LESSOR RIGHTS. The Lessee hereby acknowledges and agrees that the rights and powers of the Lessor under the Lease have been collaterally assigned to the Agent pursuant to the terms of the Security Agreement and the other Operative Agreements, and that the Lessor has encumbered the Properties by various Mortgage Instruments made by the Lessor in favor of the Agent, all as security for certain indebtedness and obligations described therein of the Lessor to the Agent, the Lenders and the Holders under the Operative Agreements. Lessee hereby consents to said assignment and said Mortgage Instruments in favor of the Agent and further acknowledges and agrees as follows:

                  (i) In the event that a court of competent jurisdiction rules that the Lease constitutes a mortgage, deed of trust, security deed or other secured financing as is the intent of the parties, then the Lessor and the Lessee agree that the Lessor's collateral assignment of the Lease to the Agent shall be deemed to be a collateral assignment of such mortgage, deed of trust, security deed or other secured financing, and the Agent as such collateral assignee shall be entitled to exercise any and all rights and remedies of the Lessor set forth herein during the existence of any Event of Default, including without limitation the Lessor's rights to obtain a receiver, to obtain possession of the Properties and the rents and revenues thereof, to foreclose the Lease, to sell the Lessee's interest in the Properties, and to exercise any other rights or remedies that may then be available to the Lessor under applicable law on account of such Event of Default.

                  (ii) Lessee's interest in the Properties is junior and subordinate to the lien of any Mortgage Instruments made by the Lessor in favor of the Agent against the respective Properties from time to time in connection with the Operative Agreements; provided, however, that for so long as no Event of Default shall have occurred and be continuing, (i) the Agent shall not disturb Lessee's possession of the Properties through any foreclosure or other remedial action against the Properties under any Mortgage Instrument, and (ii) if Lessor's interest in any Property shall be transferred to any Person other than the Lessee as the result of the Agent's foreclosure or other remedial action under any Mortgage Instrument, the Lessee shall (upon request of the Agent) attorn to such transferee and recognize the transferee as the Lessee's landlord under the Lease.

                  (iii) During the existence of an Event of Default, the Agent as holder of the Mortgage Instruments and as collateral assignee of the Lease may exercise any and all rights and remedies that may then be available under applicable law to the Agent in either or both capacities, whether exercised singly, successively or concurrently. Without limiting the generality of the foregoing, the Agent as collateral assignee may enforce the Lessee's payment obligations under the Lease (regardless of whether the Lease shall be deemed a mortgage, deed of trust, security deed or other secured financing) even if Lessee's interest and estate in any Property under this Lease shall have been extinguished or forfeited under applicable law through the foreclosure or other enforcement of any Mortgage Instrument.

         SECTION 9. COUNTERPART EXECUTION. This Lease Supplement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, all such counterparts together constituting but one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

[IF NECESSARY, MODIFY TO PUT IN RECORDABLE FORM.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement to be duly executed by an officer thereunto duly authorized as of the date and year first above written.

                                     FIRST SECURITY BANK, NATIONAL
                                     ASSOCIATION, not individually, but
                                     solely as Owner Trustee under the
                                     Wackenhut Corrections Trust 1997-1,
                                     as Lessor


                                     By:
                                        ---------------------------------------
                                     Name:Val T.Orton
                                     Title: Vice President


                                     LESSEE:

                                     WACKENHUT CORRECTIONS CORPORATION,
                                     as Lessee

                                     By:
                                        ---------------------------------------
                                     Name:George C. Zoley
                                     Title: Chief Executive Officer

Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged as the date hereof.


                                     NATIONSBANK, NATIONAL ASSOCIATION, as
                                     Agent


                                     By:
                                        ---------------------------------------
                                     Name: Maria Conroy
                                     Title: Senior Vice President

STATE OF NORTH CAROLINA                     )
                                            )        ss:
COUNTY OF GASTON                            )

         The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County Mecklenburg of this 19th day of June, 1997, by VAL T. ORTON, as VICE PRESIDENT of FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually, but solely as Owner Trustee under the Wackenhut Corrections Trust 1997-1, on behalf of the Owner Trustee.


                                       ----------------------------------------
[Notarial Seal]                                     Notary Public

My commission expires:
                      ------------------

STATE OF NORTH CAROLINA                     )
                                            )        ss:
COUNTY OF GASTON                            )


         The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of Mecklenburg this 19th day of June, 1997, by GEORGE C. ZOLEY, as CHIEF EXECUTIVE OFFICER of WACKENHUT CORRECTIONS CORPORATION, a Florida corporation, on behalf of the corporation.



[Notarial Seal]                        ----------------------------------------
                                                     Notary Public
My commission expires:
                      -----------------


STATE OF NORTH CAROLINA                     )
                                            )        ss:
COUNTY OF GASTON                            )


         The foregoing Lease Supplement was acknowledged before me, the undersigned Notary Public, in the County of Mecklenburg this 19th day of June, 1997 by MARIA CONROY, as SENIOR VICE PRESIDENT of NATIONSBANK, NATIONAL ASSOCIATION, a national banking association, as Agent.



[Notarial Seal]
                                         -------------------------------------
                                                      Notary Public
My commission expires:
                      -----------------

                                   SCHEDULE I
                           TO LEASE SUPPLEMENT NO. ___

                                  SCHEDULE I-A
                           TO LEASE SUPPLEMENT NO. ___

                                   (Equipment)

                                  SCHEDULE I-B
                           TO LEASE SUPPLEMENT NO. ___

                                 (Improvements)

                                  SCHEDULE I-C
                           TO LEASE SUPPLEMENT NO. ___

                                     (Land)

EXHIBIT B TO THE LEASE

                      [OTHER NAMES AND LOCATIONS OF LESSEE]

                                                       EXHIBIT C-1 TO THE LEASE

                           FORM OF MEMORANDUM OF LEASE

                                                      EXHIBIT C-2 TO THE LEASE

                FORM OF MEMORANDUM OF LEASE AND LEASE SUPPLEMENT

                    ACKNOWLEDGMENT OF EXECUTION ON BEHALF OF
                  FIRST SECURITY BANK, NATIONAL ASSOCIATION, AS
            OWNER TRUSTEE FOR THE WACKENHUT CORRECTIONS TRUST 1997-1


STATE OF NORTH CAROLINA

COUNTY OF GASTON

         Before me, the undersigned, a Notary Public in and for said County and State on this 19th day of June, 1997 A.D., personally appeared Val T. Orton, known to be the Vice President of First Security Bank, National Association, as Owner Trustee for the Wackenhut Corrections Trust 1997-1 (the "Lessor"), who, being by me duly sworn, says he works at 79 South Main Street, Salt Lake City, Utah 84111, and that by authority duly given by, and as the act of, the Lessor, the foregoing and annexed Lease Agreement dated June 19, 1997, was executed by him in the State and County aforesaid as said __________ on behalf of the Lessor.

         Witness my hand and official seal this 19th day of June, 1997.



                                            -----------------------------------
                                                         Notary Public


(SEAL)

My commission expires:
                        ----------------------

                    ACKNOWLEDGMENT OF EXECUTION ON BEHALF OF
                        WACKENHUT CORRECTIONS CORPORATION

STATE OF NORTH CAROLINA

COUNTY OF GASTON

         Before me, the undersigned, a Notary Public in and for said County and State on this 19th day of June, 1997 A.D., personally appeared George C. Zoley known to be the Chief Executive Officer of Wackenhut Corrections Corporation (the "Lessee"), who being by me duly sworn, says he works at 4200 Wackenhut Drive, Suite #100, Palm Beach Gardens, Florida 33410-4243, and that by authority duly given by, and as the act of, the Lessee, the foregoing and annexed Lease Agreement dated June 19, 1997, was executed by him as said __________ on behalf of the Lessee, in the aforesaid State and County.

         Witness my hand and official seal this 19th day of June, 1997.



                                           -----------------------------------
                                                        Notary Public


(SEAL)

My commission expires:
                        ----------------------

                            AFFIDAVIT OF VAL T. ORTON


         The undersigned, being first duly sworn, deposes and says that:

         1. He is a Vice President of First Security Bank, National Association, and works at 79 South Main Street, Salt Lake City,
Utah, 84111.

         2. Reference is made to the Lease Agreement (the "Lease") dated as of June 19, 1997, of First Security Bank, National Association, as Owner Trustee for the Wackenhut Corrections Trust 1997-1 (the "Lessor") and Wackenhut Corrections Corporation (the "Lessee").

         3. The Lease was executed by the undersigned on behalf of the Lessor and delivered by the Lessor to NationsBank, National Association as collateral assignee of the Lease, both execution and delivery occurring in Charlotte, North Carolina as of June 19, 1997.

         This the 19th day of June, 1997.



                                         --------------------------------------
                                         Name: Val T. Orton
                                         Title:Vice President


                           Acknowledgment of Execution


STATE OF
         ----------------
COUNTY OF
          ---------------

         Before me, the undersigned, a Notary Public in and for said County and State on this 19th day of June, 1997 A.D., personally appeared Val T. Orton who before me affixed his signature to the above Affidavit.

         Witness my hand and official seal this 19th day of June, 1997.


                                           -----------------------------------
                                                         Notary Public

(SEAL)

My Commission Expires:
                        ------------------

                          AFFIDAVIT OF GEORGE C. ZOLEY


         The undersigned, being first duly sworn, deposes and says that:

         1. He is a Chief Executive Officer of Wackenhut Corrections Corporation, and works at 4200 Wackenhut Drive, Suite #100, Palm Beach Gardens, Florida 33410-4243.

         2. Reference is made to the Lease Agreement (the "Lease") dated as of June 19, 1997, of First Security Bank, National Association, as Owner Trustee for the Wackenhut Corrections Trust 1997-1 (the "Lessor") and Wackenhut Corrections Corporation (the "Lessee").

         3. The Lease was executed by the undersigned on behalf of the Lessee and delivered by the Lessee to the Lessor, both execution and delivery occurring in Charlotte, North Carolina as of June 19, 1997.

         This the 19th day of June, 1997.


                                      --------------------------------------
                                      Name: George C. Zoley
                                      Title:Chief Executive Officer


                           Acknowledgment of Execution


STATE OF NORTH CAROLINA

COUNTY OF GASTON

         Before me, the undersigned, a Notary Public in and for said County and State on this 19th day of June, 1997 A.D., personally appeared George C. Zoley who before me affixed his signature to the above Affidavit.

         Witness my hand and official seal this 19th day of June, 1997.



                                           -----------------------------------
                                                       Notary Public

(SEAL)

My Commission Expires:
                        ------------------